Exhibit 10.5

EXECUTION COPY

MASTER INDENTURE

between

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST II

Issuer,

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

Dated as of March 26, 2010

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

MASTER INDENTURE, dated as of March 26, 2010 (the “Indenture”), between World Financial Network Credit Card Master Note Trust II, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), and U.S. Bank National Association, a national banking association, as indenture trustee (the “Indenture Trustee”). This Indenture may be supplemented at any time and from time to time by an indenture supplement in accordance with Article X (an “Indenture Supplement,” and together with this Indenture and any amendments, the “Agreement”). If a conflict exists between the terms and provisions of this Indenture and any Indenture Supplement, the terms and provisions of the Indenture Supplement shall be controlling with respect to the related Series.

PRELIMINARY STATEMENT

Issuer has duly authorized the execution and delivery of this Indenture to provide for an issue of its Notes as provided in this Indenture. All covenants and agreements made by Issuer herein are for the benefit and security of the Noteholders. Issuer is entering into this Indenture, and Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

Simultaneously with the delivery of this Indenture, Issuer is entering into a Transfer and Servicing Agreement with WFN Credit Company, LLC, as Transferor, and World Financial Network National Bank, as Servicer, pursuant to which (a) Transferor will convey to Issuer all of its right, title and interest in, to and under (i) the Collateral Certificate, which Transferor will have received from Certificate Trust pursuant to the Collateral Series Supplement, and (ii) on and after the Certificate Trust Termination Date, the Receivables arising in the Accounts from time to time, which Transferor will have received from the Bank pursuant to the Purchase Agreement and (b) Servicer will agree to service the Receivables and make collections thereon on behalf of the Noteholders on and after the Certificate Trust Termination Date.

GRANTING CLAUSE

Issuer hereby Grants to Indenture Trustee, for the benefit of the Holders of the Notes and the Enhancement Providers, all of Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under (a) the Collateral Certificate, (b) the Receivables, (c) Collections and Recoveries related to and all money, instruments, investment property and other property distributed or distributable in respect of (together with all earnings, dividends, distributions, income, issues, and profits relating to) the Receivables; (d) the Collection Account, the Series Accounts, the Excess Funding Account and all Permitted Investments and all money, investment property, instruments and other property on deposit from time to time in, credited to or related to the Collection Account, the Series Accounts and the Excess Funding Account (including any subaccounts of any such account), and all interest, dividends, earnings, income and other distributions from time to time received, receivable or otherwise distributed or distributable thereto or in respect thereof (including any accrued discount realized on liquidation of any investment purchased at a discount); (e) all rights, remedies, powers, privileges and claims of Issuer under or with respect to any Enhancement, the Transfer and Servicing Agreement (whether arising pursuant to the terms of the related Enhancement Agreement or the Transfer and Servicing Agreement or otherwise available to Issuer at law or in equity) and the Trust Agreement, including the rights of Issuer to enforce such Enhancement Agreement, the

Transfer and Servicing Agreement or the Trust Agreement, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Enhancement Agreement, the Transfer and Servicing Agreement or the Trust Agreement to the same extent as Issuer could but for the assignment and security interest granted to Indenture Trustee for the benefit of the Noteholders and all property transferred to the Issuer under each such agreement; (f) all derivative contracts between Issuer and a counterparty, as described in any Indenture Supplement and all proceeds thereof, (g) all Enhancements and all proceeds thereof; (h) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas and other minerals; (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and (j) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing (collectively, the “Collateral”).

The Collateral shall secure the payment and performance of the obligations set forth in Section 8.2.

LIMITED RECOURSE

The obligation of Issuer to make payments of principal, interest and other amounts in respect of the Notes is limited by recourse only to the Collateral.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

Capitalized terms used herein are defined in Annex A.

Section 1.2 Other Definitional Provisions.

(a) All terms defined directly or by reference in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (i) accounting terms not otherwise defined in this Indenture, and accounting terms partly defined in this Indenture to the extent not defined, shall have the respective meanings given to them under GAAP; (ii) terms defined in Article 9 of the New York UCC and not otherwise defined in this Indenture are used as defined in that Article; (iii) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (iv) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (v) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Indenture (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Indenture (or such certificate or document); (vi) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Indenture (or the certificate or other document in which the reference is made), and references to any paragraph, Section, clause or other subdivision within any Section or definition refer to such paragraph, Section, clause or other subdivision of such Section or definition; (vii) the term

“including” means “including without limitation”; (viii) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (ix) references to any Person include that Person’s successors and assigns; and (x) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

(b) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture to the extent, and only at such times, as this Indenture is required to qualify under the TIA. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Noteholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means Indenture Trustee; and

“obligor” on the indenture securities means Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Any reference herein to a “beneficial interest” in a security also shall mean, unless the context otherwise requires, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context otherwise requires, the holder of a security entitlement with respect to such security.

Any reference herein to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account.

ARTICLE II

THE NOTES

Section 2.1 Form Generally. Any Series or Class of Notes, together with the Indenture Trustee’s certificate of authentication related thereto, may be issued in fully registered form (the “Registered Notes”) and shall be in substantially the form of an exhibit to the related Indenture Supplement with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The terms of any Notes set forth in an exhibit to the related Indenture Supplement are part of the terms of this Indenture, as applicable.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Any Note that is a Subject Instrument shall be issued as a Definitive Note or in book-entry form, but not through DTC.

Section 2.2 Denominations. Except as otherwise specified in the related Indenture Supplement and the Notes, each class of Notes of each Series shall be issued in fully registered form in minimum amounts of $1,000 and in integral multiples of $1,000 in excess thereof (except that one Note of each Class may be issued in a different amount, so long as such amount exceeds the applicable minimum denomination for such Class), and shall be issued upon initial issuance as one or more Notes in an aggregate original principal amount equal to the applicable Note Principal Balance for such Class or Series.

Section 2.3 Execution, Authentication and Delivery. Each Note shall be executed by manual or facsimile signature on behalf of Issuer by an Authorized Officer.

Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of Issuer shall not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, Issuer may deliver Notes executed by Issuer to Indenture Trustee for authentication and delivery, and Indenture Trustee shall authenticate at the written direction of Issuer and deliver such Notes as provided in this Indenture or the related Indenture Supplement and not otherwise. Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or the applicable Indenture Supplement or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein or in the related Indenture Supplement executed by or on behalf of Indenture Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.4 Authenticating Agent.

(a) Indenture Trustee may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of Indenture Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by Indenture Trustee or Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of Indenture Trustee by an authenticating agent and a certificate of authentication executed on behalf of Indenture Trustee by an authenticating agent. Each authenticating agent must be reasonably acceptable to Issuer and Servicer.

(b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of Indenture Trustee or such authenticating agent.

(c) An authenticating agent may at any time resign by giving written notice of resignation to Indenture Trustee, Issuer and Servicer. Indenture Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to Issuer and Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to Indenture Trustee, Issuer and Servicer, Indenture Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless reasonably acceptable to Issuer and Servicer.

(d) Servicer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 2.4.

(e) The provisions of Sections 6.1 and 6.4 shall be applicable to any authenticating agent.

(f) Pursuant to an appointment made under this Section 2.4, the Notes may have endorsed thereon, in lieu of or in addition to Indenture Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

“This is one of the Notes described in the within-mentioned Agreement.

as Authenticating Agent for Indenture Trustee

By:

Authorized Signatory

Dated:	__________________________________”

Section 2.5 Registration of and Limitations on Transfer and Exchange of Notes. Issuer shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the “Transfer Agent and Registrar”) a register (the “Note Register”) in which the Transfer Agent and Registrar shall provide for the registration of Notes and the registration of transfers of Notes. Indenture Trustee initially shall be Transfer Agent and Registrar for the purpose of registering Notes and transfers of Notes as herein provided. The Transfer Agent and Registrar shall be permitted to resign upon 30 days’ written notice to the Servicer and Issuer. Upon any resignation of any Transfer Agent and Registrar, Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Transfer Agent and Registrar.

If a Person other than Indenture Trustee is appointed by Issuer as Transfer Agent and Registrar, Issuer will give Indenture Trustee prompt written notice of the appointment of a Transfer Agent and Registrar and any change in the location of Transfer Agent and Registrar and Note Register. Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of Transfer Agent and Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of Transfer Agent and Registrar, to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the UCC are satisfied as determined by the Administrator, Issuer shall execute, and upon receipt of such surrendered Note, Indenture Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes (of the same Series and Class) in any authorized denominations of like aggregate principal amount.

At the option of a Noteholder, Notes may be exchanged for other Notes (of the same Series and Class) in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of Transfer Agent and Registrar. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are satisfied as determined by the Administrator, Issuer shall execute, and upon receipt of such surrendered Note, Indenture Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall evidence the same obligations, evidence the same debt, and be entitled to the same rights and privileges under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to Indenture Trustee duly executed by, the Noteholder thereof or its attorney-in-fact duly authorized in writing, and by such other documents as Indenture Trustee may reasonably require.

Any Note held by Transferor (or an Affiliate of Transferor disregarded as an entity separate from the Transferor for federal income tax purposes) at any time after the date of its initial issuance may be transferred or exchanged to a Person other than the Transferor (or an Affiliate of Transferor disregarded as an entity separate from the Transferor for federal income tax purposes) only upon the delivery to the Owner Trustee and Indenture Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange, and until such transfer or exchange, any such Note shall be evidenced by Definitive Notes or in book-entry form, but not through DTC.

The registration of transfer of any Note shall be subject to the additional requirements, if any, set forth in the related Indenture Supplement.

Unless otherwise provided in the related Indenture Supplement, no service charge shall be made for any registration of transfer or exchange of Notes, but Issuer and Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Notes.

All Notes surrendered for registration of transfer and exchange shall be canceled by Issuer and delivered to Indenture Trustee for subsequent destruction in accordance with Indenture Trustee’s standard procedures. Indenture Trustee shall destroy the Global Note upon its exchange in full for Definitive Notes in accordance with Indenture Trustee’s standard procedures.

The preceding provisions of this Section 2.5 notwithstanding, Issuer shall not be required to make, and Transfer Agent and Registrar need not register, transfers or exchanges of Notes for a period of twenty (20) days preceding the due date for any payment with respect to the Note.

Any reference in this Indenture to Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. Indenture Trustee will enter into any agency agreement reasonably acceptable to the Indenture Trustee with any co-transfer agent and co-registrar not a party to this Indenture, which will implement the provisions of this Indenture that relate to such agent.

Notwithstanding anything to the contrary in this Section 2.5, Transferor shall not execute, and (if given prior written notice by the Servicer of the inability of the Transferor to execute any Subject Instrument by operation of this paragraph) the Transfer Agent and Registrar shall not register the transfer of, any Subject Instrument if (i) after giving effect to the execution or transfer of such Subject Instrument, there would be 95 or more Private Holders or (ii) the transferee is none of (a) a United States Person, (b) a Person other than a United States Person who has provided Indenture Trustee and Transferor with Internal Revenue Service form W-8ECI, or (c) such other Person other than a United States Person with respect to whom Indenture Trustee and Transferor have received appropriate withholding documentation and other assurances (which may include legal opinions) confirming that such transferee is not subject to U.S. federal income tax withholding in respect of payments attributable to a Subject Instrument. No transfer, assignment or other conveyance of, or sale of a participation interest in, a Subject Instrument shall be permitted unless the Transfer Agent and Registrar is permitted to register the same in accordance with the immediately preceding sentence. Additionally, no Subject Instrument, or portion thereof, shall be transferred on or through (i) an “established securities market” within the meaning of Section 7704(b)(1) of the Code and any proposed, temporary or final treasury regulation thereunder, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) “secondary market” or “substantial equivalent thereof” within the meaning of Section 7704(b)(2) of the Code and any proposed, temporary or final treasury regulation thereunder, including a market wherein interests in the Issuer or the Certificate Trust are regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available bid or offer quotes with respect to interests in the Issuer or the Certificate Trust and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others. Any attempted transfer, assignment, conveyance, participation or subdivision in contravention of the preceding restrictions, as reasonably determined by the Transferor, shall be void ab initio and the purported transferor, seller or subdivider of such Subject Instrument shall be treated as the Holder of such Subject Instrument for all purposes of this Agreement.

Section 2.6 Mutilated, Destroyed, Lost or Stolen Notes. If (a) any mutilated Note is surrendered to the Transfer Agent and Registrar, or Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (b) in case of destruction, loss, or theft there is delivered to the Transfer Agent and Registrar and the Indenture Trustee such security or indemnity as may be required by them to hold Issuer, the Noteholders, Indenture Trustee and Transfer Agent and Registrar harmless, then, in the absence of notice to Issuer, Transfer Agent and Registrar or Indenture Trustee that such Note has been acquired by a protected purchaser (as defined in Section 8-303 of the UCC as in effect in the State of New York), Issuer shall execute, and Indenture Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Indenture Trustee, in which case the Transfer Agent and Registrar shall) deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor (including the same date of issuance) and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or within seven (7) days shall be due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Note, Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser (as defined in Section 8-303 of the UCC as in effect in the State of New York) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, Issuer and Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by Issuer or Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 2.6, Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of Indenture Trustee or Transfer Agent and Registrar) connected therewith.

Every replacement Note issued pursuant to this Section 2.6 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute complete and indefeasible evidence of an obligation of the Issuer, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.7 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, Issuer, Transferor, Indenture Trustee and any agent of Issuer, Transferor or Indenture Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to the terms of the applicable Indenture Supplement and for all other purposes whatsoever, whether or not such Note is overdue, and none of Issuer, Transferor, Indenture Trustee or any agent of Issuer, Transferor or Indenture Trustee shall be affected by any notice to the contrary.

Section 2.8 Appointment of Paying Agent.

(a) The Paying Agent shall make distributions to Noteholders from the appropriate account or accounts maintained for the benefit of Noteholders as specified in any Indenture Supplement. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above and shall report such withdrawals to the Indenture Trustee. The Paying Agent shall initially be the Indenture Trustee and any co-paying agent chosen by the Issuer and acceptable to the Indenture Trustee. Indenture Trustee shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Servicer. In the event that the Indenture Trustee shall no longer be the Paying Agent, the Indenture Trustee shall appoint a successor to act as Paying Agent who shall be reasonably acceptable to the Issuer. Issuer reserves the right at any time to vary or terminate the appointment of a Paying Agent for the Notes, and to appoint additional or other Paying Agents, provided that it will at all times maintain Indenture Trustee as a Paying Agent. The provisions of Sections 6.1 and 6.4 shall apply to the Indenture Trustee also in its role as Paying Agent.

Indenture Trustee will enter into any agency agreement reasonably acceptable to the Indenture Trustee with any co-paying agent not a party to this Indenture, which will implement the provisions of this Indenture that relate to such agent. Any reference in this Indenture to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Notice of all changes in the identity or specified office of a Paying Agent will be delivered promptly to the Noteholders by Indenture Trustee.

(b) Indenture Trustee shall cause each Paying Agent (other than itself) to execute and deliver to Indenture Trustee an instrument in which such Paying Agent shall agree with Indenture Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Noteholders in trust for the benefit of the Noteholders entitled thereto until such sums shall be paid to such Noteholders and shall give the Indenture Trustee notice of any default by the Issuer in the making of any such payment and shall agree, and if Indenture Trustee is Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by Indenture Trustee of payments in respect of federal income taxes due from the Note Owners.

Section 2.9 Access to List of Noteholders’ Names and Addresses.

(a) Issuer will furnish or cause to be furnished by the Transfer Agent and Registrar to Indenture Trustee, Servicer or Paying Agent, within five (5) Business Days after receipt by Issuer of a written request therefor from Indenture Trustee, Servicer or Paying Agent, respectively, a list of the names and addresses of the Noteholders as of the most recent Record Date. Unless otherwise provided in the related Indenture Supplement, the Holders of not less than 10% of the principal balance of the Outstanding Notes of any Series (the “Applicants”) may apply in writing to Indenture Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then Indenture Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by Indenture Trustee and shall give Servicer notice that such request has been made, within five (5) Business Days after the receipt of such application. The Indenture Trustee shall keep in as current a form as is reasonably practicable the most recent list available to it of Noteholders.

(b) Every Noteholder, by receiving and holding a Note, agrees that none of Issuer, Indenture Trustee, Transfer Agent and Registrar and Servicer or any of their respective agents and employees shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the sources from which such information was derived.

Section 2.10 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than Indenture Trustee, be delivered to Indenture Trustee and shall be promptly canceled by it. Issuer may at any time deliver to Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which Issuer may have acquired in any lawful manner whatsoever, and all Notes so delivered shall be promptly canceled by Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Notes held by Indenture Trustee shall be disposed of by it in its customary manner unless Issuer shall direct Indenture Trustee in a timely manner that they be returned to Issuer.

Section 2.11 New Issuances.

(a) Pursuant to one or more Indenture Supplements, Transferor may from time to time direct the Owner Trustee, on behalf of Issuer, to issue one or more new Series of Notes (a “New Issuance”). The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the applicable Indenture Supplement except, with respect to any Series or Class, as provided in the related Indenture Supplement. Interest on and principal of the Notes of each outstanding Series shall be paid as specified in the Indenture Supplement relating to such outstanding Series.

(b) On or before the Closing Date relating to any new Series of Notes, the parties hereto will execute and deliver an Indenture Supplement which will specify the Principal Terms of such Series. The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. The obligation of the Owner Trustee to execute, on behalf of Issuer, the Notes of any Series and of Indenture Trustee to authenticate such Notes (other than any Series issued pursuant to an Indenture Supplement dated as of the date hereof) and to execute and deliver the related Indenture Supplement is subject to the satisfaction of the following conditions:

(i) on or before the fifth day immediately preceding the related Closing Date Transferor shall have given the Owner Trustee, Indenture Trustee, Servicer and each Rating Agency notice (unless such notice requirement is otherwise waived) of such issuance and the Closing Date;

(ii) Transferor shall have delivered to the Owner Trustee and Indenture Trustee any related Indenture Supplement, in form satisfactory to the Owner Trustee and Indenture Trustee, executed by each party hereto (other than Indenture Trustee);

(iii) Transferor shall have delivered to the Owner Trustee and Indenture Trustee any related Enhancement Agreement executed by Transferor and the Enhancement Provider;

(iv) the Rating Agency Condition, if applicable, shall have been satisfied with respect to such issuance;

(v) Transferor shall have delivered to the Indenture Trustee an Officer’s Certificate, dated as of the Closing Date to the effect that Transferor reasonably believes such issuance will not, based on facts known to such officer at the time of such certification, cause an Adverse Effect to occur;

(vi) Transferor shall have delivered to the Owner Trustee and Indenture Trustee (with a copy to each Rating Agency) a Tax Opinion and an Opinion of Counsel as to the creation and perfection of the Indenture Trustee’s security interest in the Collateral Certificate (if such issuance occurs prior to the Certificate Trust Termination Date) and the Receivables Trust Trustee’s security interest in the Receivables, in each case, dated the Closing Date with respect to such issuance;

(vii) Transferor shall have delivered to the Owner Trustee and Indenture Trustee an Officer’s Certificate stating that the Transferor Amount shall not be less than the Minimum Transferor Amount; and

(viii) unless the Certificate Trust has terminated, all of the conditions set forth in Section 6.9(b) of the Pooling and Servicing Agreement have been met.

(c) Upon satisfaction of the above conditions, pursuant to Section 2.3, the Owner Trustee, on behalf of Issuer, shall execute and Indenture Trustee shall upon written direction of Issuer authenticate and deliver the Notes of such Series as provided in this Indenture and the applicable Indenture Supplement.

(d) Issuer may direct Indenture Trustee in writing to deposit the net proceeds from any New Issuance in the Collection Account. Issuer may also specify that on any Transfer Date the proceeds from the sale of any new Series may be withdrawn from the Collection Account and treated as Shared Principal Collections.

Section 2.12 Book-Entry Notes. Unless otherwise provided in any related Indenture Supplement, the Notes, upon original issuance, shall be issued in the form of typewritten or printed Notes representing the Book-Entry Notes to be delivered to the depository specified in such Indenture Supplement which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series.

The Notes of each Series shall, unless otherwise provided in the related Indenture Supplement, initially be registered in the Note Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency for such Book-Entry Notes and shall be delivered to Indenture Trustee or, pursuant to such Clearing Agency’s or Foreign Clearing Agency’s instructions held by Indenture Trustee’s agent as custodian for the Clearing Agency or Foreign Clearing Agency.

Unless and until Definitive Notes are issued under the limited circumstances described in Section 2.14, no Note Owner shall be entitled to receive a Definitive Note representing such Note Owner’s interest in such Note. Unless and until Definitive Notes have been issued to the Note Owners pursuant to Section 2.14:

(a) the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

(b) Indenture Trustee shall be entitled to deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the payment of principal of and interest on the Notes of each such Series) as the authorized representatives of the Note Owners;

(c) to the extent that the provisions of this Section 2.12 conflict with any other provisions of this Indenture, the provisions of this Section 2.12 shall control with respect to each such Series;

(d) the rights of Note Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the depository agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.14, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants; and

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of the Holders of Notes representing a specified percentage of the Outstanding Amount, the Clearing Agency or Foreign Clearing Agency shall be deemed to represent such percentage only to the extent that they have received instructions to such effect from the Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to Indenture Trustee.

Section 2.13 Notices to Clearing Agency or Foreign Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.14, Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency or Foreign Clearing Agency, as applicable, and shall have no obligation to the Note Owners.

Section 2.14 Definitive Notes. If (i) (A) Transferor advises Indenture Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Book-Entry Notes of a given Class or Series and (B) Indenture Trustee or Issuer is unable to locate and reach an agreement on satisfactory terms with a qualified successor, or (ii) after the occurrence of an Event of Default, Note Owners of Notes evidencing more than 66 2/ 3% of the principal balance of the Outstanding Notes (or such other percentage as specified in the related Indenture Supplement) of such Class or Series, as applicable, advise Indenture Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system is no longer in the best interests of the Note Owners of such Class or Series, the Indenture Trustee shall notify all Note Owners of such Class or Series of the occurrence of such event and of the availability of Definitive Notes to Note Owners of such Class or Series. Upon surrender to Indenture Trustee of the Notes of such Class or Series, accompanied by registration instructions from the applicable Clearing Agency, Issuer shall execute and Indenture Trustee shall authenticate Definitive Notes of such Class or Series and shall recognize the registered holders of such Definitive Notes as Noteholders under this Indenture. Neither Issuer nor Indenture Trustee shall be liable for any delay in delivery of such instructions, and Issuer and Indenture Trustee may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Class or Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and Indenture Trustee shall recognize the registered holders of the Definitive Notes of such Class or Series as Noteholders of such Class or Series hereunder. Definitive Notes will be transferable and exchangeable at the offices of Transfer Agent and Registrar.

Section 2.15 Global Note. If specified in the related Indenture Supplement for any Series, Notes may be initially issued in the form of a single temporary Global Note (the “Global Note”) in registered form, in the denomination of the initial principal amount and substantially in the form attached to the related Indenture Supplement. Unless otherwise specified in the related Indenture Supplement, the provisions of this Section 2.15 shall apply to such Global Note. The Global Note will be executed by the Issuer and authenticated by Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged in the manner described in the related Indenture Supplement for Registered Notes in definitive form.

Section 2.16 Uncertificated Classes. Notwithstanding anything to the contrary contained in this Article II or in Article XI, unless otherwise specified in any Indenture Supplement, any provisions contained in this Article II and in Article XI relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Notes shall not be applicable to any uncertificated Notes, provided, however, that, except as otherwise specifically provided in the Indenture Supplement, any such uncertificated Notes shall be issued in “registered form” within the meaning of Code section 163(f)(1).

ARTICLE III

REPRESENTATIONS AND COVENANTS OF ISSUER

Section 3.1 Payment of Principal and Interest.

(a) Issuer will duly and punctually pay principal and interest in accordance with the terms of the Notes as specified in the relevant Indenture Supplement.

(b) The Noteholders of a Series as of the Record Date in respect of a Distribution Date shall be entitled to the interest accrued and payable and principal payable on such Distribution Date as specified in the related Indenture Supplement. All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record.

Section 3.2 Maintenance of Office or Agency. Issuer will maintain an office or agency within St. Paul, Minnesota and such other locations as may be set forth in an Indenture Supplement where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon Issuer in respect of the Notes and this Indenture may be served. Issuer hereby initially appoints Indenture Trustee at its Corporate Trust Office to serve as its agent for the foregoing purposes. Issuer will give prompt written notice to Indenture Trustee and the Noteholders of the location, and of any change in the location, of any such office or agency. If at any time Issuer shall fail to maintain any such office or agency or shall fail to furnish Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and Issuer hereby appoints Indenture Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands.

Section 3.3 Money for Note Payments to Be Held in Trust. As specified in Section 8.3 herein and in the related Indenture Supplement, all payments of amounts due and payable with respect to the Notes which are to be made from amounts withdrawn from the Collection Account and the Excess Funding Account shall be made on behalf of Issuer by Indenture Trustee, and no amounts so withdrawn from the Collection Account or the Excess Funding Account shall be paid over to or at the direction of Issuer except as provided in this Section 3.3 and in the related Indenture Supplement.

Whenever Issuer shall have a Paying Agent in addition to Indenture Trustee, it will, on or before the Business Day next preceding each Distribution Date, direct Indenture Trustee to deposit with such Paying Agent on or before such Distribution Date an aggregate sum sufficient to pay the amounts then becoming due, such sum to be (i) held in trust for the benefit of Persons entitled thereto and (ii) invested, pursuant to an Issuer Order, by Paying Agent in Permitted Investments in accordance with the terms of the related Indenture Supplement. For all investments made by a Paying Agent under this Section 3.3, such Paying Agent shall be entitled to all of the rights and obligations of Indenture Trustee under the related Indenture Supplement, such rights and obligations being incorporated in this paragraph by this reference.

Issuer will cause each Paying Agent other than Indenture Trustee to execute and deliver to Indenture Trustee an instrument in which such Paying Agent shall agree with Indenture Trustee (and if Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent, in acting as Paying Agent, is an express agent of Issuer and, further, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give a Responsible Officer of Indenture Trustee written notice of any default by Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of Indenture Trustee, forthwith pay to Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Section 3.4 Existence. Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other related instrument or agreement.

Section 3.5 Protection of Collateral. Issuer will from time to time authorize, prepare, or cause to be prepared, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a) grant more effectively all or any portion of the Collateral as security for the Notes;

(b) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(c) perfect, publish notice of, or protect the validity of any Grant made or to be made under this Indenture;

(d) enforce any of the Collateral; or

(e) preserve and defend title to the Collateral securing the Notes and the rights therein of Indenture Trustee and the Noteholders secured thereby against the claims of all Persons and parties.

Issuer hereby designates Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.5 and provided to it. The Issuer hereby irrevocably authorizes the Indenture Trustee to file any financing statements and amendments thereto as may be required or advisable in order to perfect or to continue the perfection of the security interest in the Collateral, including, without limitation, financing statements that describe the collateral as being of an equal, greater, or lesser scope, or with greater or lesser detail, than as set forth in the definition of “Collateral.” The Issuer also hereby ratifies its authorization for the Indenture Trustee to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date of execution hereof.

Section 3.6 Opinions as to Collateral. Issuer shall cause to be delivered to Indenture Trustee the Opinions of Counsel described in Section 9.2(b) of the Transfer and Servicing Agreement, within the time frames described therein.

Section 3.7 Performance of Obligations; Servicing of Receivables.

(a) Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to Indenture Trustee in an Officer’s Certificate of Issuer shall be deemed to be action taken by Issuer. Initially, Issuer has contracted with Administrator to assist Issuer in performing its duties under this Indenture.

(b) Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements relating to the Collateral, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Transfer and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(c) If Issuer shall have knowledge of the occurrence of a Servicer Default under the Transfer and Servicing Agreement, Issuer shall cause Indenture Trustee to promptly notify the Rating Agencies thereof, and shall cause Indenture Trustee to specify in such notice the action, if any, being taken with respect to such default. If a Servicer Default shall arise from the failure of Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement with respect to the Receivables, Issuer shall take all reasonable steps available to it to remedy such failure.

(d) On and after the occurrence of a Servicer Default pursuant to Section 7.1 of the Transfer and Servicing Agreement or a resignation of the Servicer pursuant to Section 5.5 of the Transfer and Servicing Agreement, the Indenture Trustee shall take such actions as are specified to be taken by it pursuant to Section 7.2 of the Transfer and Servicing Agreement.

(e) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, Issuer agrees that it will not amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of the Transaction Documents or the Collateral if the terms of the Transaction Documents or the Collateral, as applicable, would require the consent of the Indenture Trustee or the Noteholders unless the Issuer shall have obtained the consent of the Indenture Trustee, if so required, or the consent of the Noteholders holding the required percentage of the Outstanding Amount entitled to consent thereto, in each case in accordance with the terms of the applicable Transaction Documents and the Collateral.

Section 3.8 Negative Covenants. So long as any Notes are Outstanding, Issuer will not:

(a) sell, transfer, exchange, or otherwise dispose of any part of the Collateral unless directed to do so by Indenture Trustee, except as expressly permitted by the Transaction Documents;

(b) claim any credit on, or make any deduction from, the principal and interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(c) incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than incurred under the Transaction Documents;

(d) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted by the Transaction Documents, (ii) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance

(other than Permitted Liens and liens arising under the Transaction Documents) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest (other than with respect to a Permitted Lien and liens arising under the Transaction Documents) in the Collateral; or

(e) voluntarily dissolve or liquidate in whole or in part.

Section 3.9 Issuer May Consolidate, Etc., Only on Certain Terms.

(a) Issuer shall not consolidate or merge with or into any other Person, unless:

(1) the Person (if other than Issuer) formed by or surviving such consolidation or merger (the “Surviving Person”) (i) is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) is not subject to regulation as an “investment company” under the Investment Company Act and (iii) expressly assumes, by an indenture supplemental hereto, executed and delivered to Indenture Trustee, in a form satisfactory to Indenture Trustee, the obligation to make due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of Issuer to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default or Early Amortization Event shall have occurred and be continuing;

(3) Issuer shall have delivered to Indenture Trustee an Officer’s Certificate stating that (i) such consolidation or merger and such supplemental indenture comply with this Section 3.9 and (ii) all conditions precedent provided for in this Section 3.9 relating to such transaction have been complied with (including any filing required by the Exchange Act) and an Opinion of Counsel that such supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against the Surviving Person;

(4) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(5) Issuer shall have received a Tax Opinion with respect to such consolidation or merger; and

(6) any action that is necessary to maintain the lien and security interest created by this Indenture, including the perfection thereof, shall have been taken, and Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel with respect to the attachment and perfection of the Indenture Trustee’s security interest in the Collateral.

For the avoidance of doubt, this Section 3.9 shall not apply to the transfer of the Receivables and other assets to Issuer on Certificate Trust Termination Date.

(b) Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, substantially as an entirety to any Person, unless:

(1) the Person that acquires by conveyance or transfer the properties and assets of Issuer the conveyance or transfer of which is hereby restricted (the “Acquiring Person”) (A) is a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, or the District of Columbia, (B) is not subject to regulation as an “investment company” under the Investment Company Act, (C) expressly assumes, by an indenture supplemental hereto, executed and delivered to Indenture Trustee, in form satisfactory to Indenture Trustee, the obligation to make due and punctual payments of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of Issuer to be performed or observed, (D) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (E) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (F) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act, if any, in connection with the Notes;

(2) immediately after giving effect to such transaction, no Event of Default or Early Amortization Event shall have occurred and be continuing;

(3) the Rating Agency Condition shall have been satisfied with respect to such transaction;

(4) Issuer shall have received a Tax Opinion with respect to such transaction;

(5) any action that is necessary to maintain the lien and security interest created by this Indenture, including the perfection thereof, shall have been taken, and Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel with respect to the creation and perfection of the Indenture Trustee’s security interest in the Collateral; and

(6) Issuer shall have delivered to Indenture Trustee (A) an Officer’s Certificate stating that (i) such conveyance or transfer and such supplemental indenture comply with this Section 3.9 and (ii) all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act) and (B) an Opinion of Counsel that such supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against the Acquiring Person.

(c) Prior to the Issuer making any change in its name, identity or structure which would make any financing statement or continuation statement filed against it in connection herewith materially misleading within the meaning of Section 9-507 of the UCC, the Administrator, on behalf of the Issuer, shall give the Indenture Trustee notice of any such change and shall authorize and file such financing statements or amendments as may be necessary to continue the perfection of the lien of this Indenture on the Trust Assets.

Section 3.10 Successor Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of Issuer substantially as an entirety in accordance with Section 3.9, the Surviving Person or the Acquiring Person, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, Issuer under this Indenture with the same effect as if such Person had been named as Issuer herein. In the event of any such conveyance or transfer, the Person named as Issuer in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section 3.10 shall be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided that Issuer shall not be released from any obligations or liabilities to Indenture Trustee or the Noteholders arising prior to such effectiveness.

Section 3.11 No Other Business. Issuer shall not engage in any business other than the activities set forth in the Trust Agreement.

Section 3.12 Investments. Except as contemplated by this Indenture or the Transfer and Servicing Agreement, Issuer shall not own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.13 Capital Expenditures. Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.14 Removal of Administrator. So long as any Notes are outstanding, Issuer shall not remove Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

Section 3.15 Notice of Events of Default. Issuer agrees to give a Responsible Officer of Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, written notice of each default on the part of Servicer or Transferor of its obligations under the Transfer and Servicing Agreement or the Pooling and Servicing Agreement and each default on the part of the Bank of its obligations under the Purchase Agreement, immediately after obtaining knowledge thereof.

Section 3.16 Further Instruments and Acts. Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.17 Perfection Representations and Warranties. The parties hereto agree that the Perfection Representations and Warranties shall be a part of this Indenture for all purposes.

Section 3.18 Annual Certificate. On or prior to May 30 of each calendar year, the Issuer will deliver to the Indenture Trustee an Officer’s Certificate substantially in the form of Schedule 1 stating that (a) a review of the activities of the Issuer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer’s knowledge, based on such review, the Issuer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 3.19 Restricted Payments. Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in Issuer or otherwise with respect to any ownership or equity interest or security in or of Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any purpose described in clauses (i) or (ii) of this Section 3.19; provided, however, that Issuer may make, or cause to be made, (x) distributions as contemplated by, and to the extent funds are available for such purpose under, the Transaction Documents and (y) payments to Indenture Trustee pursuant to this Agreement. Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Transaction Documents.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of this Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.3, 3.7, 3.8, 3.10, 3.11 and 12.16, (e) the rights and immunities of Indenture Trustee hereunder and the obligations of Indenture Trustee under Section 4.2, and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with Indenture Trustee and payable to all or any of them, and Indenture Trustee, on written demand of and at the expense of Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes when:

(i) either

(A) all Notes theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced, or paid as provided in Section 2.6, and (2) Notes for whose full payment Issuer has theretofore deposited money in trust, which money has thereafter been repaid to Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to Indenture Trustee for cancellation; or

(B) all Notes not theretofore delivered to Indenture Trustee for cancellation:

(1) have become due and payable;

(2) will become due and payable at the Series Final Maturity Date for such Class or Series of Notes; or

(3) are to be called for redemption within one year under arrangements satisfactory to Indenture Trustee for the giving of notice of redemption by Indenture Trustee in the name, and at the expense, of Issuer;

(4) and Issuer, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to Indenture Trustee for cancellation when due at the Series Final Maturity Date for such Class or Series of Notes or the Redemption Date (if Notes shall have been called for redemption pursuant to the related Indenture Supplement), as the case may be;

(ii) Issuer has paid or caused to be paid all other sums payable hereunder by Issuer; and

(iii) Issuer has delivered to Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 12.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of Issuer to Indenture Trustee under Section 5.9 of the Transfer and Servicing Agreement and of Indenture Trustee to the Noteholders under Section 4.2 shall survive such satisfaction and discharge.

Section 4.2 Application of Issuer Money. All monies deposited with Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and the applicable Indenture Supplement, to make payments, either directly or through any Paying Agent to the Noteholders and for the payment in respect of which such monies have been deposited with Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

ARTICLE V

EARLY AMORTIZATION EVENTS, DEFAULTS AND REMEDIES

Section 5.1 Early Amortization Events. If any one of the following events (each, a “Trust Early Amortization Event”) shall occur:

(a) the occurrence of an Insolvency Event relating to the Bank or Transferor;

(b) the Bank shall become unable for any reason to Convey Receivables to Transferor pursuant to the Purchase Agreement, the Seller shall become unable for any reason to Convey Receivables to the Certificate Trust under the Pooling and Servicing Agreement or Transferor shall become unable for any reason to Convey Receivables to Issuer pursuant to the Transfer and Servicing Agreement; or

(c) the Receivables Trust, Transferor or Issuer shall become subject to regulation by the Commission as an “investment company” within the meaning of the Investment Company Act;

then an Early Amortization Event with respect to all Series of Notes shall occur without any notice or other action on the part of Indenture Trustee or the Noteholders immediately upon the occurrence of such event.

Upon the occurrence of an Early Amortization Event, payment on the Notes of each Series will be made in accordance with the terms of the related Indenture Supplement.

Section 5.2 Events of Default. Unless otherwise specified in the applicable Indenture Supplement, “Event of Default,” wherever used herein, means with respect to any Series any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of the principal of any Note of that Series, if and to the extent not previously paid, when the same becomes due and payable on its Series Final Maturity Date; or

(b) default in the payment of any interest on any Note of that Series when the same becomes due and payable, and such default shall continue for a period of thirty-five (35) days; or

(c) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of Issuer in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for Issuer or ordering the winding-up or liquidation of Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

(d) the commencement by Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by Issuer to the appointment of or the taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator or similar official of Issuer, or the making by Issuer of any general assignment for the benefit of creditors, or the failure by Issuer generally to pay, or the admission in writing by Issuer of its inability to pay, its debts as such debts become due, or the taking of action by Issuer in furtherance of any of the foregoing; or

(e) default in the observance or performance of any covenant or agreement of Issuer made in this Indenture made in respect of the Notes of such Series (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 5.2 specifically dealt with) (all of such covenants and agreements in the Indenture which are not expressly stated to be for the benefit of a particular Series being deemed to be in respect of the Notes of all Series for this purpose) and, which failure has a material adverse effect on the Holders of Notes of the affected Series and such default shall continue or not be cured for a period of sixty (60) days after there shall have been given, by registered or certified mail, return receipt requested to Issuer by Indenture Trustee or to Issuer and Indenture Trustee by the Holders of Notes representing at least 25% of the principal balance of the Outstanding Notes of such Series, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder and continues to affect materially and adversely the interests of the Holders of Notes for such 60-day period; or

(f) any additional events specified in the Indenture Supplement related to such Series.

Issuer shall deliver to a Responsible Officer of Indenture Trustee, within five (5) days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action Issuer is taking or proposes to take with respect thereto.

Section 5.3 Acceleration of Maturity; Rescission and Annulment. If an Event of Default described in paragraph (a), (b), (e) or (f) of Section 5.2 should occur and be continuing with respect to a Series, then and in every such case Indenture Trustee or the Holders of Notes representing more than 50% of the principal balance of the Outstanding Notes of such Series may declare all the Notes of such Series to be immediately due and payable, by a notice in writing to Issuer (and to a Trustee Officer of Indenture Trustee if declared by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

If an Event of Default described in paragraph (c) or (d) of Section 5.2 should occur and be continuing, then the unpaid principal of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall automatically become due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by Indenture Trustee as hereinafter provided in this Article V, the Holders of Notes representing more than 50% of the principal balance of the Outstanding Notes of such Series, by written notice to Issuer, a Responsible Officer of Indenture Trustee and the Rating Agencies, may rescind and annul such declaration and its consequences; provided, that:

(a) Issuer has paid or deposited with Indenture Trustee a sum sufficient to pay:

(i) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii) all sums paid or advanced by Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of Indenture Trustee and its agents and counsel; and

(b) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.4 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of thirty-five (35) days following the date on which such interest became due and payable, or (ii) default is made in the payment of principal of any Note, if and to the extent not previously paid, when the same becomes due and payable on the Series Final Maturity Date, Issuer will, upon demand of Indenture Trustee, pay to it, for the benefit of the Holders of the Notes of the affected Series, the whole amount then due and payable on such Notes for principal and interest (together with interest on overdue and unpaid “Monthly Interest” as defined in, and to the extent specified in, the related Indenture Supplement), and in addition thereto will pay such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of Indenture Trustee and its agents and counsel.

(b) In case Issuer shall fail forthwith to pay such amounts upon such demand, Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, Indenture Trustee may, as more particularly provided in Section 5.5, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders of the affected Series, by such appropriate Proceedings as Indenture Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to Issuer or any other obligor upon the Notes of the affected Series, or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or in case a receiver, conservator, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or other similar official shall have been appointed for or taken possession of Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to Issuer or other obligor upon the Notes of such Series, or to the creditors or property of Issuer or such other obligor, Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.4, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of such Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of Indenture Trustee (including any claim for reasonable compensation to Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or willful misconduct) and of the Noteholders of such Series allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes of such Series in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders of such Series and of Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Indenture Trustee or the Holders of Notes of such Series allowed in any judicial Proceedings relative to Issuer, its creditors and its property;

and any trustee, receiver, conservator, liquidator, custodian, assignee, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to Indenture Trustee, and, in the event that Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or willful misconduct.

(e) Nothing herein contained shall be deemed to authorize Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Holders of the Notes of the affected Series as provided herein.

(g) In any Proceedings brought by Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which Indenture Trustee shall be a party), Indenture Trustee shall be held to represent all the Holders of the Notes of the affected Series, and it shall not be necessary to make any such Noteholder a party to any such Proceedings.

Section 5.5 Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing with respect to any Series, and the Notes of such Series have been accelerated pursuant to Section 5.3, Indenture Trustee may do one or more of the following (subject to Sections 5.6 and 12.16):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of the affected Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from Issuer and any other obligor upon such Notes moneys adjudged due;

(ii) take any other appropriate action to protect and enforce the rights and remedies of Indenture Trustee and the Holders of the Notes of the affected Series;

(iii) cause the Receivables Trust to sell to a Permitted Assignee Principal Receivables (or interests therein) in an amount equal to the Collateral Amount of the accelerated Series and the related Finance Charge Receivables in accordance with Section 5.16;

provided, however, that Indenture Trustee may not exercise the remedy described in subparagraph (iii) above unless (A) (1) the Holders of Notes representing 100% of the principal balance of the Outstanding Notes of the affected Series consent in writing thereto, (2) Indenture Trustee determines that any proceeds of such exercise distributable to the Noteholders of the affected Series are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and is directed to exercise this remedy by Holders of Notes representing more than 50% of the principal balance of the Outstanding Notes of such Series, or (3) Indenture Trustee determines that the Collateral may not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and Indenture Trustee obtains the consent of the Holders of Notes representing at least 66 2/ 3% of the principal balance of the Outstanding Notes of each Class of such Series and (B) Indenture Trustee has been provided with an Opinion of Counsel to the effect that the exercise of such remedy complies with applicable federal and state securities laws. In determining such sufficiency or insufficiency with respect to clauses (A)(2) and (A)(3), Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

The remedies provided in this Section 5.5(a) are the exclusive remedies provided to the Noteholders of a Series with respect to the Collateral following an Event of Default that arises only with respect to such Series, and each of the Noteholders (by their acceptance of their respective interests in the Notes) or Indenture Trustee hereby expressly waive any other remedy that might have been available under the applicable UCC.

(b) If Indenture Trustee collects any money or property pursuant to this Article V following the acceleration of the Notes of the affected Series pursuant to Section 5.3 (so long as such a declaration shall not have been rescinded or annulled), it shall pay out the money or property in the following order:

FIRST:	to Indenture Trustee for amounts due pursuant to Section 5.9 of the Transfer and Servicing Agreement; and

SECOND:	unless otherwise specified in the related Indenture Supplement, to the applicable Persons for distribution in accordance with the related Indenture Supplement with such amounts being deemed to be Principal Collections and Finance Charge Collections in the same proportion as (x) the outstanding principal balance of the Notes bears to (y) the sum of the accrued and unpaid interest on the Notes and other fees and expenses payable in connection therewith under the applicable Indenture Supplement, including the amounts payable under any Enhancements with respect to such Series.

(c) Indenture Trustee may, upon notification to Issuer, fix a record date and payment date for any payment to Noteholders of the affected Series pursuant to this Section 5.5. At least fifteen (15) days before such record date, Indenture Trustee shall mail or send by facsimile, at the expense of Servicer, to each such Noteholder a notice that states the record date, the payment date and the amount to be paid.

(d) In addition to the application of money or property referred to in Section 5.5(b) for an accelerated Series, amounts then held in the Collection Account, Excess Funding Account or any Series Accounts for such Series and any amounts available under the Enhancement for such Series shall be used to make payments to the Holders of the Notes of such Series and the Enhancement Provider for such Series in accordance with the terms of this Indenture, the related Indenture Supplement and the Enhancement for such Series. Following the sale of any Principal Receivables and related Finance Charge Receivables pursuant to Section 5.5(a)(iii) (or interests therein) for a Series and the application of the proceeds of such sale to such Series and the application of the amounts then held in the Collection Account, the Excess Funding Account and any Series Accounts for such Series as are allocated to such Series and any amounts available under the Enhancement for such Series, such Series shall no longer be entitled to any allocation of Collections or other property constituting the Collateral under this Indenture.

Section 5.6 Optional Preservation of the Collateral. If the Notes of any Series have been declared to be due and payable under Section 5.3 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, and Indenture Trustee has not received directions from the Noteholders pursuant to Section 5.12, Indenture Trustee may, but need not, elect to maintain possession of the portion of the Collateral which secures such Notes and apply proceeds of the Collateral to make payments on such Notes to the extent such proceeds are available therefor. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, Indenture Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.7 Limitation on Suits. No Noteholder shall have any right to institute any proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Holders of Notes representing not less than 25% of the principal balance of the Outstanding Notes of each affected Series have made written request to Indenture Trustee to institute such Proceeding in its own name as indenture trustee;

(b) such Noteholder or Noteholders has previously given written notice to Indenture Trustee of a continuing Event of Default;

(c) such Noteholder or Noteholders has offered to Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) Indenture Trustee for sixty (60) days after its receipt of such request and offer of indemnity has failed to institute any such Proceeding; and

(e) no direction inconsistent with such written request has been given to Indenture Trustee during such 60-day period by the Holders of Notes representing more than 50% of the principal balance of the Outstanding Notes of such Series;

it being understood and intended that no one or more Noteholders of the affected Series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders of such Series or to obtain or to seek to obtain priority or preference over any other Noteholders of such Series or to enforce any right under this Indenture, except in the manner herein provided.

In the event Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two (2) or more groups of Noteholders of such affected Series, each representing no more than 50% of the principal balance of the Outstanding Notes of such Series, Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.8 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, each Noteholder shall have the right which is absolute and unconditional to receive payment of the principal of and interest in respect of such Note as such principal and interest becomes due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

Section 5.9 Restoration of Rights and Remedies. If Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned, or has been determined adversely to Indenture Trustee or to such Noteholder, then and in every such case Issuer, Indenture Trustee and such Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative. No right, remedy, power or privilege herein conferred upon or reserved to Indenture Trustee or to the Noteholders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege shall, to the extent permitted by law, be cumulative and in addition to every other right, remedy, power or privilege given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy shall not preclude any other further assertion or the exercise of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver. No failure to exercise and no delay in exercising, on the part of Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Event of Default shall impair any such right or remedy or constitute a waiver thereof of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by Indenture Trustee or by the Noteholders, as the case may be.

Section 5.12 Rights of Noteholders to Direct Indenture Trustee. The Holders of Notes representing more than 50% of the principal balance of the Outstanding Notes of any affected Series shall have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to Indenture Trustee with respect to such Series or exercising any trust or power conferred on Indenture Trustee with respect to such Series; provided, however, that subject to Section 6.1 Indenture Trustee shall have the right to decline any such direction if:

(a) Indenture Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with this Indenture;

(b) Indenture Trustee in good faith shall, by a Responsible Officer of Indenture Trustee, determine that the Proceedings so directed would be illegal or involve Indenture Trustee in personal liability or be unjustly prejudicial to the Noteholders not parties to such direction; or

(c) Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the action so directed.

Section 5.13 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes of the affected Series as provided in Section 5.3, Holders of Notes representing more than 50% of the principal balance of the Outstanding Notes of such Series (or with respect to any such Series with two or more Classes, of each Class), may, on behalf of all such Noteholders, waive in writing any past default, with written notice to Indenture Trustee, with respect to such Notes and its consequences, except a default:

(a) in the payment of the principal or interest in respect of any Note of such Series, or

(b) in respect of a covenant or provision hereof that under Section 10.2 cannot be modified or amended without the consent of the Noteholder of each Outstanding Note affected.

Upon any such written waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant (other than Indenture Trustee) in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders (in compliance with Section 5.8), holding Notes representing more than 10% of the principal balance of the Outstanding Notes of the affected Series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal or interest in respect of any Note on or after the Distribution Date on which any of such amounts was due (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.15 Waiver of Stay or Extension Laws. Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Indenture; and Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16 Sale of Receivables.

(a) The method, manner, time, place and terms of any sale of Receivables (or interests therein) pursuant to Section 5.5(a) shall be commercially reasonable. Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale.

(b) Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of Issuer in connection with any sale of Receivables pursuant to Section 5.5(a). No purchaser or transferee at any such sale shall be bound to ascertain Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(c) In its exercise of the foreclosure remedy pursuant to Section 5.5(a), Indenture Trustee shall solicit, or cause to be solicited, bids for the sale of Principal Receivables (or interests therein) in any amount equal to the Collateral Amount of the affected Series of Notes at the time of sale and the related Finance Charge Receivables (or interests therein). Indenture Trustee shall sell, or cause to be sold, such Receivables (or interests therein) to the bidder who is a Permitted Assignee with the highest cash purchase offer. The proceeds of any such sale shall be applied as specified in the applicable Indenture Supplement.

Section 5.17 Action on Notes. Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by Indenture Trustee against Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of Issuer. Any money or property collected by Indenture Trustee shall be applied as specified in the applicable Indenture Supplement.

ARTICLE VI

INDENTURE TRUSTEE

Section 6.1 Duties of Indenture Trustee.

(a) If an Event of Default has occurred and is continuing and a Responsible Officer shall have actual knowledge or written notice of such Event of Default, Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and each Indenture Supplement, and no implied covenants or obligations shall be read into this Indenture or any Indenture Supplement against Indenture Trustee; and

(ii) in the absence of bad faith or negligence on its part, Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed herein, upon certificates or opinions furnished to Indenture Trustee and conforming to the requirements of this Indenture; provided, however, Indenture Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture or any Indenture Supplement, shall examine them to determine whether they substantially conform to the requirements of this Indenture or any Indenture Supplement but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c) If an Early Amortization Event has occurred and is continuing and a Responsible Officer shall have actual knowledge or written notice of such Early Amortization Event, Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(d) No provision of this Indenture shall be construed to relieve Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this Section 6.1(d) shall not be construed to limit the effect of Section 6.1(a);

(ii) Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture and/or the direction of the Holders of Notes or for exercising any trust or power conferred upon Indenture Trustee, under this Indenture. Indenture Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Servicer, Transferor or the Issuer in compliance with the terms of this Indenture or any Indenture Supplement.

(e) No provision of this Indenture shall require Indenture Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(f) Every provision of this Indenture that in any way relates to Indenture Trustee, including in its role as Transfer Agent and Registrar, is subject to this Section 6.1.

(g) Except as expressly provided in this Indenture, Indenture Trustee shall have no power to vary the Collateral, including by (i) accepting any substitute payment obligation for a Receivable initially transferred to the Issuer under the Transfer and Servicing Agreement, (ii) adding any other investment, obligation or security to the Issuer or (iii) withdrawing from Issuer any Receivable (except as otherwise provided in the Transfer and Servicing Agreement).

(h) Indenture Trustee shall have no responsibility or liability for investment losses on Permitted Investments (other than Permitted Investments on which the institution acting as Indenture Trustee is an obligor). Indenture Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from Issuer. Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of Issuer to provide timely written investment direction.

(i) Indenture Trustee shall notify each Rating Agency (i) of any change in any rating of the Notes by any other Rating Agency of which a Responsible Officer of Indenture Trustee has actual knowledge, and (ii) promptly (and in any event within two Business Days) after the occurrence of any Event of Default or Early Amortization Event of which a Responsible Officer of Indenture Trustee has actual knowledge.

(j) For all purposes under this Indenture, Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default, Early Amortization Event or Servicer Default unless a Responsible Officer assigned to and working in the Corporate Trust Office of Indenture Trustee has actual knowledge thereof or has received written notice thereof. For purposes of determining Indenture Trustee’s responsibility and liability hereunder, any reference to an Event of Default, Early Amortization Event or Servicer Default shall be construed to refer only to such event of which Indenture Trustee is deemed to have notice as described in this Section 6.1(j).

Section 6.2 Notice of Early Amortization Event or Event of Default. Upon the occurrence of any Early Amortization Event or Event of Default of which a Responsible Officer has actual knowledge or has received written notice thereof, Indenture Trustee shall transmit by mail to all Noteholders as their names and addresses appear on the Note Register and the Rating Agencies, notice of such Early Amortization Event or Event of Default hereunder known to Indenture Trustee within thirty (30) days after it occurs or within ten (10) Business Days after it receives such notice or obtains actual notice, if later.

Section 6.3 Rights of Indenture Trustee. Except as otherwise provided in Section 6.1:

(a) Indenture Trustee may conclusively rely upon, and shall fully be protected in acting or refraining from acting, in accordance with, any written assignment of Receivables in Additional Accounts, the Monthly Servicer Report, the annual Servicer’s Certificate, the monthly payment instructions, the Monthly Noteholder’s Statement, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties; provided, that if the Bank is not the Servicer at the time the Indenture Trustee receives any such paper or document, the Indenture Trustee shall provide a copy of such document to Transferor;

(b) whenever in the administration of this Indenture, the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate of Issuer. Issuer shall provide a copy of such Officer’s Certificate to the Noteholders at or prior to the time Indenture Trustee receives such Officer’s Certificate;

(c) as a condition to the taking, suffering or omitting of any action by it hereunder, Indenture Trustee may consult with counsel of its own selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in-good faith and in reliance thereon;

(d) Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, that the Indenture Trustee shall perform the routine administrative functions of the Indenture Trustee set forth in this Indenture and each Indenture Supplement without instruction or indemnity;

(e) Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any assignment of Receivables in Additional Accounts, the Monthly Servicer Report, the annual Servicer’s Certificate, the monthly payment instructions, the monthly Noteholder’s statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but Indenture Trustee at the written direction of one or more of the Noteholders and at the expense of the Noteholders, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Issuer and Servicer, personally or by agent or attorney and shall at the expense of the Servicer incur no liability of any kind by reason of such inquiry or investigation;

(f) Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees to the extent not prohibited herein or by any Indenture Supplement and Indenture Trustee shall not be responsible for any (i) misconduct or negligence on the part of any agent, attorney, custodians or nominees (other than the employees of the Indenture Trustee) appointed with due care by it hereunder or (ii) the supervision of such agents, attorneys, custodians or nominees (other than the employees of the Indenture Trustee) after such appointment with due care;

(g) Indenture Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights conferred upon Indenture Trustee by this Indenture; and

(h) in the event that Indenture Trustee is also acting as Paying Agent and Transfer Agent and Registrar and the rights and protections afforded to Indenture Trustee pursuant to this Article VI shall also be afforded to such Paying Agent and Transfer Agent and Registrar.

Section 6.4 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificate of authentication of Indenture Trustee, shall be taken as the statements of Issuer, and Indenture Trustee assumes no responsibility for their correctness. Neither Indenture Trustee nor any of its agents makes any representation as to the validity or sufficiency of this Indenture, the Notes, except the certificate of authentication of Indenture Trustee, or any related document. Indenture Trustee shall not be accountable for the use or application by Issuer of the proceeds from the Notes.

Section 6.5 Restrictions on Holding Notes. Indenture Trustee shall not in its individual capacity, but may in a fiduciary capacity, become the owner or pledgee of Notes and may otherwise deal with Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Transfer Agent and Registrar or such other agent. Any Paying Agent, Transfer Agent and Registrar that is not also Indenture Trustee or any other agent of Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with Issuer with the same rights it would have if it were not Paying Agent, Transfer Agent and Registrar or such other agent.

Section 6.6 Money Held in Trust. Money held by Indenture Trustee in trust hereunder need not be segregated from other funds held by Indenture Trustee in trust hereunder except to the extent required herein or required by law. Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing by Indenture Trustee and Issuer.

Section 6.7 [Reserved].

Section 6.8 Replacement of Indenture Trustee. No resignation or removal of Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. Indenture Trustee may resign at any time by giving thirty (30) days written notice to Issuer and the Rating Agencies. The Holders of Notes representing more than 66 2/ 3% of the Outstanding Amount may remove Indenture Trustee by so notifying Indenture Trustee in writing and may appoint a successor Indenture Trustee. Administrator shall remove Indenture Trustee upon written notice if:

(a) Indenture Trustee fails to comply with Section 6.11;

(b) Indenture Trustee is adjudged a bankrupt or insolvent;

(c) a receiver, conservator, liquidator, or similar official of Indenture Trustee or of its property shall be appointed, or any public officer takes charge of Indenture Trustee or its property or its affairs for the purpose of rehabilitation, conservation or liquidation; or

(d) Indenture Trustee otherwise becomes legally unable to act.

If Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), Administrator shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, Servicer and to Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee, subject to the payment of any and all amounts then due and owing to Indenture Trustee.

If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, Issuer or any Holder of Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of Indenture Trustee pursuant to this Section 6.8, Issuer’s obligations under Section 5.9 of the Transfer and Servicing Agreement shall continue for the benefit of the retiring Indenture Trustee.

Administrator shall notify the Rating Agencies of any replacement of Indenture Trustee pursuant to this Section 6.8.

Section 6.9 Successor Indenture Trustee by Merger. If Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion, consolidation or transfer to Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to Indenture Trustee may authenticate such Notes in the name of the successor to Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of Indenture Trustee shall have.

Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture or any Indenture Supplement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11, and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon Indenture Trustee shall be conferred or imposed upon and exercised or performed by Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(iii) Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv) Indenture Trustee shall not be liable for any act or failure to act on the part of any separate trustee or co-trustee.

(c) Any notice, request or other writing given to Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, Indenture Trustee. Every such instrument shall be filed with Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11 Eligibility; Disqualification. Indenture Trustee shall at all times satisfy the requirements of TIA §310(a) and be a corporation or national banking association organized and doing business under the laws of the United States of America or any state thereof and authorized under such laws to exercise corporate trust powers. Indenture Trustee shall have, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and either its long-term unsecured debt shall be rated at least “Baa3” by Moody’s and “BBB-” by Standard & Poor’s or its short-term debt shall be rated at least “P-2” by Moody’s and “A-2” by Standard & Poor’s. Indenture Trustee shall comply with TIA §310(b), including the optional provision permitted by the second sentence of TIA §310(b)(9); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities of Issuer are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met.

Section 6.12 Preferential Collection of Claims Against Obligor. Indenture Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA §311(a).

Section 6.13 Representations and Covenants of Indenture Trustee. Indenture Trustee represents, warrants and covenants that:

(i) Indenture Trustee is a national banking association authorized to engage in the business of banking under the laws of the United States of America;

(ii) Indenture Trustee has full power and authority to execute, deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other Transaction Documents to which it is a party; and

(iii) Each of this Indenture and the other Transaction Documents to which it is a party has been duly executed and delivered by Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

(iv) The Indenture Trustee hereby agrees not to disclose to any Person any of the account numbers or other cardholder information contained in the computer files or microfiche or written lists delivered pursuant to Sections 2.1, 2.6 and 2.7 (“Account Information”) of the Transfer and Servicing Agreement except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Holders or to a Successor Servicer appointed pursuant to the Transfer and Servicing Agreement or as mandated pursuant to any Requirement of Law applicable to the Indenture Trustee. The Indenture Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Transferor to inspect the Indenture Trustee’s security and confidentiality arrangements from time to time during normal business hours. In the event that the Indenture Trustee is required by law to disclose any Account Information, the Indenture Trustee shall provide the Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Transferor may request a protective order or other appropriate remedy. The Indenture Trustee shall use its best efforts to provide the Transferor with written notice no later than five days prior to any disclosure pursuant to this clause (iv).

Section 6.14 Custody of the Collateral. The Indenture Trustee shall hold the Collateral Certificate in the State of New York. Indenture Trustee shall hold such of the Collateral as consists of instruments, negotiable documents, money, goods, or tangible chattel paper in the State of Minnesota. Indenture Trustee shall hold such of the Collateral (other than the Collateral Certificate) as constitutes investment property through a securities intermediary, which securities intermediary shall agree with Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of Indenture Trustee, (b) such securities intermediary shall treat Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than Indenture Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than Indenture Trustee), (g) such agreement shall be governed by the laws of the State of New York, and (h) the State of New York shall be the “securities intermediary’s jurisdiction” of such securities intermediary for purposes of the New York UCC. The Indenture Trustee shall hold such of the Collateral as constitutes a deposit account at the Indenture Trustee or through a bank other than the Indenture Trustee, which bank shall agree in writing with the Indenture Trustee and the Issuer that (i) such bank shall comply with instructions originated by the Indenture Trustee directing disposition of the funds in the deposit account without further consent of any other person or entity, (ii) such bank will not agree with any person or entity other than the Indenture Trustee to comply with instructions originated by any person or entity other than the Indenture Trustee, (iii) such deposit account and the money on deposit therein shall not be subject to any lien, security interest, encumbrance, claim, or right of set-off in favor of such bank or anyone claiming through it (other than the Indenture Trustee), (iv) such agreement shall be governed by the laws of the State of New York, and (v) the State of New York shall be the “bank’s jurisdiction” of such bank for purposes of Article 9 of the New York UCC. Except as permitted by this Section 6.14, Indenture Trustee shall not hold any part of the Collateral through an agent or a nominee.

ARTICLE VII

NOTEHOLDERS’ LIST AND REPORTS BY

INDENTURE TRUSTEE AND ISSUER

Section 7.1 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. Issuer will furnish or cause to be furnished to Indenture Trustee (a) upon each transfer of a Note, a list, in such form as Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Noteholders as they appear on the Note Register as of such Record Date, and (b) at such other times, as Indenture Trustee may request in writing, within ten (10) days after receipt by Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that for so long as Indenture Trustee is Transfer Agent and Registrar, Indenture Trustee shall furnish to Issuer such list in the same manner prescribed in clause (b) above.

Section 7.2 Preservation of Information; Communications to Noteholders.

(a) Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to Indenture Trustee as provided in Section 7.1 and the names, addresses and taxpayer identification numbers of the Noteholders received by Indenture Trustee in its capacity as Transfer Agent and Registrar. Indenture Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) Noteholders may communicate, pursuant to TIA §312(b), with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c) Issuer, Indenture Trustee and Transfer Agent and Registrar shall have the protection of TIA §312(c).

Section 7.3 Reports by Issuer.

(a) To the extent required by Requirements of Law, if applicable, Issuer shall:

(i) file with Indenture Trustee, within fifteen (15) days after Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to Indenture Trustee (and Indenture Trustee shall transmit by mail to all Noteholders described in TIA §313(c)) such summaries of any information, documents and reports required to be filed by Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless Issuer otherwise determines, the fiscal year of Issuer shall end on December 31 of each year.

(c) Delivery of such reports, information and documents to Indenture Trustee is for informational purposes only and Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Issuer’s compliance with any of the covenants hereunder.

Section 7.4 Reports by Indenture Trustee. If required by TIA §313(a), within sixty (60) days after each March 31 beginning with March 31, 2011, Indenture Trustee shall mail to each Noteholder as required by TIA §313(c) a brief report dated as of such date that complies with TIA §313(a). Indenture Trustee also shall comply with TIA §313(b).

If required by a Requirement of Law, a copy of each report at the time of its mailing to Noteholders shall be filed by Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. Issuer shall notify Indenture Trustee if and when the Notes are listed on any stock exchange or delisted therefrom.

ARTICLE VIII

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 8.1 Collection of Money. Except as otherwise expressly provided herein and in the related Indenture Supplement, Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by Indenture Trustee pursuant to this Indenture. Indenture Trustee shall hold all such money and property received by it in trust for the Noteholders and shall apply it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under the Transfer and Servicing Agreement or any other Transaction Document, Indenture Trustee may, and upon the written request of the Holders of Notes representing more than 50% of the principal balance of the Outstanding Notes of the affected Series shall, subject to Sections 6.1(e) and 6.3(d), take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Early Amortization Event or a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V.

Section 8.2 Rights of Noteholders. The Collateral shall secure Issuer’s obligations to pay to the Holders of the Notes of each Series a portion of Collections allocable to the Noteholders of such Series pursuant to this Indenture and the related Indenture Supplement, funds and other property credited to the Collection Account and the Excess Funding Account (or any subaccount thereof) allocable to the Noteholders of such Series pursuant to this Indenture and such Indenture Supplement, funds and other property credited to any related Series Account and funds available pursuant to any related Enhancement, it being understood that, except as specifically set forth in the Indenture Supplement with respect thereto, the Notes of any Series or Class shall not be secured by any interest in any Series Account or Enhancement in which a security interest has been granted for the benefit of any other Series or Class.

Section 8.3 Establishment of Collection Account and Excess Funding Account.

(a) Issuer, for the benefit of the Holders, shall establish and maintain with a Qualified Depository Institution in the name of Receivables Trust Trustee two Eligible Deposit Accounts (the “Collection Account” and the “Excess Funding Account”), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Investors. Any Indenture Supplement may provide for additional accounts (“Series Accounts”), which may be subaccounts of the Collection Account maintained for bookkeeping purposes, for the purpose of allocation and distribution of amounts allocated hereunder for the related Series. The Collection Account and the Excess Funding Account shall be treated as securities accounts and shall be initially established with Receivables Trust Trustee, and shall be subject to Section 6.14. Receivables Trust Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and the Excess Funding Account and in all proceeds thereof for the benefit of the Trust Investors. The Collection Account and the Excess Funding Account shall be under the sole dominion and control of Receivables Trust Trustee for the benefit of the Trust Investors. Except as expressly provided in this Indenture, the Indenture Trustee agrees that it shall have no right of set-off or banker’s lien against, and no right to otherwise deduct from, any funds held in the Collection Account or the Excess Funding Account for any amount owed to it by Servicer, Transferor, Issuer or any Trust Investors. If at any time the Collection Account or the Excess Funding Account ceases to be an Eligible Deposit Account, the Indenture Trustee if it is Receivables Trust Trustee (or Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is satisfied) establish a new Eligible Deposit Account meeting the conditions specified above and transfer any cash or any investments from the affected account to such new account, and from the date such new account is established, it shall be the “Collection Account” or the “Excess Funding Account,” as the case may be. The Servicer shall have the power to instruct the Indenture Trustee as Receivables Trust Trustee or such Qualified Depository Institution to withdraw funds from the Collection Account for the purpose of carrying out its duties hereunder.

(b) Funds on deposit in the Collection Account and the Excess Funding Account shall, at the direction of Servicer, be invested by Receivables Trust Trustee in Permitted Investments selected by Servicer, except that funds on deposit in either such account on any Determination Date need not be invested through the immediately following Distribution Date. All such Permitted Investments shall be held by Receivables Trust Trustee for the benefit of the Trust Investors and shall be subject to Section 6.14. Investments of funds representing Collections collected during any Due Period shall be invested in Permitted Investments that will mature so that all funds will be available for withdrawal on or prior to the next following Distribution Date. No Permitted Investment shall be disposed of prior to its maturity unless

Servicer so directs and either (i) such disposal will not result in a loss of all or part of the principal portion of such Permitted Investment or (ii) prior to the maturity of such Permitted Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Permitted Investment. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account and the Excess Funding Account shall be treated as Collections of Finance Charge Receivables, except (x) as otherwise specified in any Indenture Supplement and (y) in the case of the Excess Funding Account, to the extent the Transferor Amount would be less than the Minimum Transferor Amount after giving effect to such treatment. In no event shall Receivables Trust Trustee be liable for the selection of investments or for investment losses incurred thereon. Receivables Trust Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any such investment prior to its stated maturity or the failure of the party directing such investment to provide timely written investment direction. Receivables Trust Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction.

(c) On each Business Day, the Servicer shall determine the amount by which the Transferor Amount exceeds the Minimum Transferor Amount on such day and shall instruct the Receivables Trust Trustee to transfer such amount from the Excess Funding Account to the Collection Account and then to withdraw such amount from the Collection Account on such day and pay such amount to the Transferor. On any Determination Date on which one or more Series is in an Amortization Period, Servicer shall determine the aggregate amounts of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Indenture Supplement with respect to each such Series and the allocations described in Section 8.5), and Servicer shall instruct the Receivables Trust Trustee to transfer such amount from the Excess Funding Account to the Collection Account and then to withdraw such amount from the Collection Account, to the extent of funds on deposit in the Excess Funding Account, and allocate such amount among each such Series as specified in each related Indenture Supplement.

Section 8.4 Collections and Allocations. From and after the Certificate Trust Termination Date:

(a) The Transferor hereby agrees: (i) (A) to cause all Collections which may be sent by Obligors to be delivered to the Administrative Servicer; and (B) to cause the Administrative Servicer to deposit all such Collections into the Collection Account within two Business Days of receipt by the Administrative Servicer; and (ii) to cause Store Payments to be deposited into the Collection Account within two Business Days of receipt of such payments at a Store.

Subject to the express terms of any Indenture Supplement, but notwithstanding anything else in this Indenture to the contrary, so long as the Bank remains the Servicer and one of the following three conditions is true: (x) for so long as the Bank maintains a long-term debt rating of “A” or better by S&P, “Aa2” or better by Moody’s, and, if rated by any other Rating Agency, the equivalent rating by that Rating Agency (or such other rating below “A”, “Aa2” or such equivalent rating, as the case may be, which is satisfactory to each Rating Agency, if any), (y) with respect to Collections allocable to any Series, any other conditions specified in the related Indenture Supplement are satisfied or (z) the Servicer has provided to the Indenture

Trustee a letter of credit, surety bond, guaranty or other similar arrangement, which has not been previously cancelled, covering collection risk of the Servicer and in each case acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that the Rating Agency Condition has been satisfied), the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding paragraph, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the Business Day immediately preceding the related Distribution Date. Subject to the express terms of any Indenture Supplement, but notwithstanding anything else in this Indenture to the contrary, with respect to any Monthly Period when the Servicer is required to make deposits of Collections pursuant to the first paragraph of this subsection 8.4(a), (1) the Servicer will only be required to deposit Collections into the Collection Account up to the Target Amount (as defined in the applicable Indenture Supplement), and (2) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds such Target Amount, the Servicer will be permitted to withdraw the excess from the Collection Account for distribution to the Transferor or payments pursuant to Section 3.2 of the Transfer and Servicing Agreement. Notwithstanding the foregoing, Collections of Allocated Interchange with respect to any Due Period shall be deposited into the Collection Account on the Distribution Date immediately following the end of such Due Period.

The Servicer shall make commercially reasonable efforts to prevent funds other than Collections from being deposited or credited to the Collection Account. The Transferor and Servicer agree to clearly and unambiguously identify each Account in its computer or other records to reflect that an interest in the Receivables arising in such Account has been sold pursuant to this Indenture.

(b) Series Allocations. The Servicer shall allocate Collections of Principal Receivables, Collections of Finance Charge Receivables, Series Dilution Amounts and Loss Amounts to each Note Series and to the Holder of the Transferor Interest, based on the Investor Percentage for each such Series and the Transferor Percentage for the Transferor Interest, in accordance with this Section 8.4; provided that on any Distribution Date the Servicer may make technical adjustments in the methods for calculating the denominator used in such allocations (other than allocations of principal for any Series or Certificate Series that is in an Amortization Period) to the extent that (i) different Series or Certificate Series contain minor differences in the way such denominators are calculated due to differing “Reset Date” definitions, (ii) such differences create mathematical inconsistencies with respect to the reconcilement of the sum of the amounts, and (iii) such adjustments will not reduce the distributions to any Holder on such Distribution Date or result in reduction in the Collateral Amount for such Series. Following such allocation, the Servicer shall cause the Receivables Trust Trustee to withdraw the required amounts from the Collection Account or the Excess Funding Account to pay such amounts in accordance with this Section 8.4 and any Indenture Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the related Indenture Supplement with respect to any Series.

(c) Allocations for the Transferor Interest. Throughout the existence of the Receivables Trust, unless otherwise stated in any Indenture Supplement, with respect to each Date of Processing the Servicer shall allocate to the Holder of the Transferor Interest an amount equal to the sum of (i) the product of (A) the Transferor Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, with respect to that Date of Processing, and (ii) any additional amounts allocated to the Transferor Interest pursuant to any Indenture Supplement or Supplement (as defined in the Pooling and Servicing Agreement); provided, however, that the Servicer, at the option of the Transferor, may allocate all or a portion of such amounts to maintain any cash collateralization requirement in connection with any Series from time to time; and provided, further, that, if the Transferor Amount (determined after giving effect to any transfer of Principal Receivables to the Receivables Trust on such day) is less than the Minimum Transferor Amount, the Servicer shall not allocate to the Holder of the Transferor Interest any such amounts that would otherwise be allocated to the Holder of the Transferor Interest, but shall instead deposit such funds to the Excess Funding Account. Unless otherwise stated in any Indenture Supplement, the Servicer need not deposit any amounts so allocated to the Transferor Interest pursuant to any Indenture Supplement into the Collection Account and shall pay such amounts as collected to the Holder of the Transferor Interest; provided, however, the Servicer shall be entitled to deduct from such amounts and retain an amount equal to the unpaid portion of any Transferor Monthly Servicing Fee then due and payable.

(d) Adjustments for Miscellaneous Credits and Fraudulent Charges. With respect to each Due Period, the aggregate amount of Principal Receivables (i) which were created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which were reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors) or (iii) which were created as a result of a fraudulent or counterfeit charge (with respect to such Due Period, the “Dilution Amount”) will be allocated initially to the Transferor Interest, and the aggregate amount of Principal Receivables used to calculate the Transferor Amount will be reduced by an amount equal to the Dilution Amount so allocated.

If any such reduction causes the Transferor Amount to be less than the Minimum Transferor Amount, the Transferor shall be required to make a deposit in the Excess Funding Account in immediately available funds in an amount equal to such reduction on or prior to the tenth Business Day following the last Business Day of the Due Period in which such reduction occurred; provided that no such deposit shall be required to be made to the extent that such deficiency has been eliminated (through the conveyance of Receivables in Additional Accounts, the deposit of Collections to the Excess Funding Account or otherwise), so that the Transferor Amount is at least equal to the Minimum Transferor Amount on the date such deposit would otherwise be required to be made. If the Transferor shall fail to make a deposit required pursuant to the preceding sentence, the portion of the Dilution Amount equal to the amount of the deposit not made (with respect to each Due Period, the “Series Dilution Amount”) will be allocated to each Series based upon the Series Percentage for such Series. If available funds for any Series, including funds allocated to any Series on any Distribution Date as described in Subsection (b) above, are insufficient to cover the Series Dilution Amount for such Series on such Distribution Date pursuant to the terms of the related Indenture Supplement, such Indenture Supplement may provide that the remaining Series Dilution Amount for such Series shall be reallocated to, and reduce, the Transferor Amount (as calculated as of the last day of the related Due Period).

If so provided for any Series in the related Indenture Supplement, any Series Dilution Amount remaining for such Series, after giving effect to any deposit and/or Conveyance by the Transferor described in the preceding paragraph shall be reallocated to such Series and shall reduce the Collateral Amount of that Series to the extent provided in the related Indenture Supplement.

Section 8.5 Shared Principal Collections. From and after the Certificate Trust Termination Date, on each Business Day Shared Principal Collections may, at the option of Transferor, (i) be applied (or held in the Collection Account for later application) as principal with respect to any Variable Interest, or (ii) so long as either no Series is in an Amortization Period or no Series that is in an Amortization Period will have a Principal Shortfall on the next Distribution Date after giving effect to such allocation and the other allocations to be made on the next Distribution Date (assuming no Early Amortization Event occurs), be withdrawn from the Collection Account and paid to Transferor. On each Distribution Date, (a) Servicer shall allocate Shared Principal Collections not previously so applied or paid to each applicable Principal Sharing Series in a Group, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series, and any remainder may, at the option of Transferor, be applied as principal with respect to any Variable Interest and (b) Servicer shall withdraw from the Collection Account and pay to Transferor any amounts representing Shared Principal Collections remaining after the allocations and applications referred to in clause (a); provided that, if, on any day the Transferor Amount (determined after giving effect to any transfer of Principal Receivables to the Receivables Trust on such day), is less than or equal to the Minimum Transferor Amount, Servicer shall not distribute to Transferor any Shared Principal Collections that otherwise would be distributed to Transferor, but shall deposit such funds in the Excess Funding Account to the extent required so that the Transferor Amount equals the Minimum Transferor Amount.

Section 8.6 Shared Excess Finance Charge Collections. From and after the Certificate Trust Termination Date, on each Distribution Date, (i) for each Group, the Servicer shall allocate the aggregate amount of Shared Excess Finance Charge Collections for all outstanding Series in such Group to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series and (ii) the Servicer shall on the related Distribution Date withdraw (or shall instruct the Indenture Trustee to withdraw) from the Collection Account and pay to the Holder of the Transferor Interest an amount equal to the excess, if any, of (x) the aggregate amount of Shared Excess Finance Charge Collections for all outstanding Series in a Group for such Distribution Date over (y) the aggregate amount for all outstanding Series in such Group that the related Indenture Supplements specify are “Finance Charge Shortfalls” for such Distribution Date; provided, however, that the sharing of Shared Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, as the Transferor shall deliver to the Indenture Trustee an Officer’s Certificate to the effect that, in the reasonable belief of the Transferor or its counsel, the continued sharing of Shared Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Originator. Following the delivery by the Transferor of such an Officer’s Certificate to the Indenture Trustee there will not be any further sharing of such Shared Excess Finance Charge Collections among Series in any Group.

Section 8.7 Release of Collateral; Eligible Loan Documents.

(a) Upon the written direction of Issuer, Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by Indenture Trustee as provided in this Article VIII shall be bound to ascertain Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) In order to facilitate the servicing of the Receivables by Servicer, Indenture Trustee upon Issuer Order shall authorize Servicer to execute in the name and on behalf of Indenture Trustee instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Receivables (and Indenture Trustee shall execute any such documents on written request of Servicer), subject to the obligations of Servicer under the Transfer and Servicing Agreement.

(c) Indenture Trustee shall, at such time as there are no Notes outstanding, release and transfer, without recourse, all of the Collateral that secured the Notes (other than any cash held for the payment of the Notes pursuant to Section 4.2). Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.7(c) only upon receipt of an Issuer Order accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §314(c) and 314(d)(1) meeting the applicable requirements of Section 12.1.

(d) Notwithstanding anything to the contrary in this Indenture, the Transfer and Servicing Agreement and the Trust Agreement, immediately prior to the release of any portion of the Collateral or any funds on deposit in the Series Accounts pursuant to this Indenture, Indenture Trustee shall at the written request of Issuer remit to Transferor for its own account any funds that, upon such release, would otherwise be remitted to Issuer.

Section 8.8 Opinion of Counsel. Indenture Trustee shall receive at least seven (7) days notice when requested by Issuer to take any action pursuant to Section 8.7(a), accompanied by copies of any instruments involved, and Indenture Trustee shall also be provided with, as a condition to such action, an Opinion of Counsel stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Indenture Trustee and counsel rendering any such opinion may conclusively rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to Indenture Trustee in connection with any such action.

ARTICLE IX

DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

Distributions shall be made to, and reports shall be provided to, Noteholders as set forth in the applicable Indenture Supplement. The identity of the Noteholders with respect to distributions and reports shall be determined according to the immediately preceding Record Date.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.1 Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes but with prior notice to each Rating Agency with respect to the Notes of all Series rated by such Rating Agency, Issuer and Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with Section 3.10, of another person to Issuer, and the assumption by any such successor of the covenants of Issuer contained herein and in the Notes;

(iii) to add to the covenants of Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with Indenture Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that the Transferor deliver an Officer’s Certificate stating that such action shall not materially adversely affect the interests of the Holders of the Notes;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee, pursuant to the requirements of Article VI;

(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or

(viii) to provide for the issuance of one or more new Series of Notes, in accordance with the provisions of Section 2.11.

Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) Issuer and Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders of any Series then Outstanding but upon satisfaction of the Rating Agency Condition with respect to the Notes of all Series, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however that Transferor shall have delivered to the Owner Trustee and Indenture Trustee (i) an Officer’s Certificate, dated the date of any such action, stating that all requirements for such amendments contained in the Agreement have been met and, based upon facts known at the time of such certification, Transferor reasonably believes that such action will not have an Adverse Effect and (ii) a Tax Opinion.

Section 10.2 Supplemental Indentures with Consent of Noteholders. Issuer and Indenture Trustee, when authorized by an Issuer Order, also may, upon satisfaction of the Rating Agency Condition and with the consent of the Holders of Notes representing more than 66 2/ 3% of the principal balance of the Outstanding Notes of each adversely affected Series, by Act of such Holders delivered to Issuer and Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of such Noteholders under this Indenture; provided, however that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(a) change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or the coin or currency in which, any Note or any interest thereon is payable;

(b) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(c) reduce the percentage of Outstanding Notes of a Series required to consent to any amendment or waiver to this Indenture or an Indenture Supplement, or to consent to an exercise of remedies hereunder following an Event of Default;

(d) decrease the percentage of the Outstanding Notes required to amend the sections of this Indenture which specify the applicable percentage of the Outstanding Notes of any Series necessary to amend the Indenture or any Transaction Documents which require such consent; or

(e) modify or alter the provisions of this Indenture prohibiting the voting of Notes held by Issuer, any other Obligor on the Notes, the Transferor, the Servicer or any Affiliate thereof.

Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture, and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. Indenture Trustee shall not be liable for any such determination made in good faith.

Satisfaction of the Rating Agency Condition shall not be required with respect to the execution of any supplemental indenture pursuant to this Section 10.2 for which the consent of all of the affected Noteholders is required; provided that prior notice of any such supplemental indenture shall be given to each Rating Agency.

Section 10.3 Indenture Supplement. Notwithstanding anything in this Article X to the contrary, the Indenture Supplement with respect to any Series may specify that such Supplement may be amended on the terms and in accordance with the procedures provided in such Indenture Supplement.

Section 10.4 Notification. Promptly after the execution by Issuer and Indenture Trustee of any supplemental indenture pursuant to Section 10.2, Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates written notice setting forth in general terms the substance of such supplemental indenture. Any failure of Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or effect the validity of any such supplemental indenture.

Section 10.5 Consent of Noteholders. It shall not be necessary for the consent of Noteholders under this Article X to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

Section 10.6 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article X or the modification thereby of the trusts created by this Indenture, Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture or modification constitutes the legal, valid and binding obligation of Issuer in accordance with its terms. Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 10.7 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. This Section 10.7 does not apply to Indenture Supplements.

Section 10.8 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article X shall conform to the requirements of the TIA as then in effect if this Indenture shall then be qualified under the TIA.

Section 10.9 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and if required by Indenture Trustee shall, bear a notation in form approved by Indenture Trustee as to any matter provided for in such supplemental indenture. If Issuer shall so determine, new Notes so modified as to conform, in the opinion of Indenture Trustee and Issuer, to any such supplemental indenture may be prepared and executed by Issuer and authenticated and delivered by Indenture Trustee in exchange for the outstanding Notes.

ARTICLE XI

TERMINATION

Section 11.1 Termination of Issuer. Issuer and the respective obligations and responsibilities of Indenture Trustee created hereby (other than the obligation of Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 11.2(b), as provided in the Trust Agreement, but only after all payments required to be made from Collections allocated for that purpose under this Indenture and the Indenture Supplement have been made with respect to each Series.

Section 11.2 Optional Purchase.

(a) If so provided in any Indenture Supplement, the Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series on a Distribution Date specified in such Indenture Supplement by depositing into the Collection Account or the applicable Series Account, not later than such Distribution Date, for application in accordance with Section 11.3, the amount specified in such Indenture Supplement.

(b) The amount deposited pursuant to Section 11.2(a) shall be paid on the related Distribution Date to the Noteholders of the related Series pursuant to Section 11.3. All Notes of a Series which are to be redeemed by the Issuer pursuant to Section 11.2(a) shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Indenture Trustee and the Transferor.

Section 11.3 Final Payment with Respect to Any Series.

(a) Written notice of any termination, specifying the Distribution Date upon which the Noteholders of any Series or Class may surrender their Notes for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two

Business Days’ prior notice from the Servicer to the Indenture Trustee) by the Indenture Trustee to Noteholders of such Series or Class mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Indenture Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which a deposit is made pursuant to subsection 2.4(f) of the Transfer and Servicing Agreement, Section 5.5 or 11.2(a) of this Indenture or such other section as may be specified in the related Indenture Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Notes will be made upon presentation and surrender of such Notes at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Noteholders.

(b) Notwithstanding the termination of the Issuer pursuant to Section 11.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Collection Account, the Excess Funding Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Holders of the related Series, and the Paying Agent or the Indenture Trustee shall pay such funds to the Holders of the related Series upon surrender of their Notes. In the event that all of the Holders of any Series shall not surrender their Notes for cancellation within six months after the date specified in the above-mentioned written notice, the Indenture Trustee shall give a second written notice to the remaining Holders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all such Notes shall not have been surrendered for cancellation, Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Noteholders. Subject to requirements of applicable law, the Indenture Trustee and the Paying Agent shall pay to the Holders of the Transferor Interest upon written request any funds held by them for the payment of principal or interest which remains unclaimed for two (2) years. After payment to the Holders of the Transferor Interest, Holders entitled to the such funds may seek recovery only from the Holders of the Transferor Interest as general creditors unless an applicable abandoned property law designates another Person.

(c) All Notes surrendered for payment of the final distribution with respect to such Notes and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner consistent with the certificate destruction policies of the Indenture Trustee.

Section 11.4 Issuer’s Termination Rights. Upon the termination of Issuer pursuant to the terms of the Trust Agreement, Indenture Trustee shall assign and convey to the Holders of the Transferor Interest or any of their designees, without recourse, representation or warranty, all right, title and interest of Issuer in the Receivables, whether then existing or thereafter created, all Recoveries related thereto all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in the Collection Account or any Series Account) and all proceeds thereof, except for amounts held by Indenture Trustee pursuant to Section 11.2(b). Indenture Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested in writing by the Holders of the Transferor Interest to vest in the Holders of the Transferor Interest or any of their designees all right, title and interest which Indenture Trustee had in the Collateral and such other property.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Compliance Certificates and Opinions etc.

(a) Upon any application or request by Issuer to Indenture Trustee to take any action under any provision of this Indenture, Indenture Trustee shall be entitled to request that Issuer furnish to Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 12.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) (i) Prior to the deposit of any Collateral or other property or securities with Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, Issuer shall, in addition to any obligation imposed in Section 12.1(a) or elsewhere in this Indenture, furnish to Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to Issuer of the Collateral or other property or securities to be so deposited.

(ii) Whenever Issuer is required to furnish to Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, Issuer shall also deliver to Indenture Trustee (if required by the TIA) an Independent Certificate as to the same matters, if the fair value of Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited if the fair value thereof to Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

(iii) Other than with respect to the release of any Defaulted Receivables and Receivables in Removed Accounts, whenever any property or investment property is to be released from the lien of this Indenture, Issuer shall also furnish to Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever Issuer is required to furnish to Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, Issuer shall also furnish to Indenture Trustee (if required by the TIA) an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Defaulted Receivables and Receivables in Removed Accounts, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amounts of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

(v) Notwithstanding any other provision of this Section 12.1, Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Series Accounts as and to the extent permitted or required by the Transaction Documents.

Section 12.2 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of a Responsible Officer of Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of Servicer, a Transferor, Issuer or Administrator, stating that the information with respect to such factual matters is in the possession of Servicer, a Transferor, Issuer or Administrator, unless such Responsible Officer or Counsel has actual knowledge that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to Indenture Trustee, it is provided that Issuer shall deliver any document as a condition of the granting of such application, or as evidence of Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect Indenture Trustee’s right to conclusively rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 12.3 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by their agents duly appointed in writing and satisfying any requisite percentages as to minimum number or dollar value of outstanding principal amount represented by such Noteholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to Indenture Trustee, and, where it is hereby expressly required, to Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of Indenture Trustee and Issuer, if made in the manner provided in this Section 12.3.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of every Note issued upon the registration thereof in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by Indenture Trustee or Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 12.4 Notices, Etc. to Indenture Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by the Agreement to be made upon, given or furnished to, or filed with:

(a) Indenture Trustee by any Noteholder or by Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to a Responsible Officer, by facsimile transmission, by email or by other means acceptable to Indenture Trustee to or with Indenture Trustee at its Corporate Trust Office; or

(b) Issuer by Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to Issuer addressed to it and received by it 100 White Clay Center, Newark, Delaware 19711, Attn: Corporate Trust Administration, or at any other address previously furnished in writing to Indenture Trustee by Issuer. A copy of each notice to Issuer shall be sent in writing and mailed, first-class postage prepaid, to Administrator at 3100 Easton Square Place, #3108, Columbus, Ohio 43219, Attn.: President.

Section 12.5 Notices to Noteholders; Waiver. Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by registered or certified mail or first class postage prepaid or national overnight courier service to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to any Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute a Default or Event of Default.

Section 12.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, Issuer, with the prior written consent of Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. Issuer will furnish to Indenture Trustee a copy of each such agreement and Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 12.7 Conflict with Trust Indenture Act. At any time when this Indenture is required to be qualified under the TIA:

(a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the TIA, such required provision shall control.

(b) The provisions of TIA §§310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 12.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.9 Successors and Assigns. All covenants and agreements in this Indenture by Issuer shall bind its successors and assigns, whether so expressed or not.

Section 12.10 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, the Receivables Trust Trustee, Servicer and Transferor, any benefit.

Section 12.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 12.13 GOVERNING LAW. THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.14 Counterparts. This Indenture may be executed in any number of counterparts (and by different parties on separate counterparts), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.15 Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of Issuer on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in Issuer, the Owner Trustee or Indenture Trustee or of any successor or assign of Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

Section 12.16 No Petition. Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time, notwithstanding any prior termination of this Indenture, institute against the Issuer, Transferor or Certificate Trust, or solicit or join or cooperate with or encourage any institution against the Issuer, Transferor or Certificate Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Transaction Documents. The foregoing shall not limit the rights of Indenture Trustee to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against Issuer by any Person other than Indenture Trustee.

Section 12.17 Subordination. Issuer and each Noteholder by accepting a Note acknowledge and agree that such Note represents indebtedness of Issuer and does not represent an interest in any assets (other than the Trust Estate) of Transferor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Estate and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent Transferor enters into other securitization transactions, Issuer as well as each Noteholder by accepting a Note acknowledge and agree that it shall have no right, title or interest in or to any assets (or interest therein) (other than the Trust Estate) conveyed or purported to be conveyed by Transferor to another securitization trust or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a lien) (“Other Assets”). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this Section, Issuer or any Noteholder either (i) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through Transferor or any other Person owned by Transferor, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through Transferor or any other Person owned by Transferor, then Issuer and each Noteholder by accepting a Note further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of Transferor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including insolvency laws, and whether asserted against Transferor or any other Person owned by Transferor), including, the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 12.17 and the terms of this Section 12.17 may be enforced by an action for specific performance. Nothing in this Section 12.17 shall in any way affect the Granting Clause of the Indenture.

Section 12.18 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been signed by BNY Mellon Trust of Delaware not in its individual capacity but solely in its capacity as Owner Trustee and in no event shall BNY Mellon Trust of Delaware in its individual capacity or any beneficial owner of Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of Issuer hereunder, as to all of which recourse shall be had solely to the assets of Issuer. For all purposes of this Indenture, in the performance of any duties or obligations hereunder, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

IN WITNESS WHEREOF, Issuer and Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST II, as Issuer

By: BNY Mellon Trust of Delaware, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Tamara Schultz-Fugh
Name:	Tamara Schultz-Fugh
Title:	Vice President

ANNEX A TO MASTER INDENTURE

DEFINITIONS

“Account” means (i) each revolving credit card account designated as an “Account” pursuant to (and as defined in) the Pooling and Servicing Agreement on or prior to the Certificate Trust Termination Date, and (ii) each other revolving credit card account which is identified by account number or identification number in each computer file or microfiche list delivered to the Indenture Trustee by the Servicer pursuant to Section 2.1 or 2.6 of the Transfer and Servicing Agreement, or which is an Additional Account. The term “Account” shall include each Renumbered Account. The term “Account” shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term “Account” shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

“Account Schedule” means a computer file or microfiche list containing a true and complete list of Accounts, identified by account number and setting forth the Receivable balance as of a specified date.

“Acquired Portfolio” shall mean (i) prior to the Certificate Trust Termination Date, an “Acquired Portfolio” as defined in the Pooling and Servicing Agreement and (ii) on and after the Certificate Trust Termination Date, a portfolio of Accounts acquired by the Originator from any Person (or group of affiliated Persons) that is not an Affiliate of the Bank.

“Acquiring Person” is defined in Section 3.9(b) of the Indenture.

“Act” is defined in Section 12.3(a) of the Indenture.

“Addition Cut Off Date” means, with respect to Additional Accounts designated for inclusion in the Receivables Trust, the date specified in the related Assignment.

“Addition Date” means (a) as to any Supplemental Account, the date on which the Receivables in such Accounts are conveyed to the Issuer pursuant to Section 2.6(b) or (c) of the Transfer and Servicing Agreement and (b) as to Automatic Additional Accounts, the date on which such accounts are created or otherwise become Automatic Additional Accounts.

“Additional Account” means (i) an Additional Account as defined in the Pooling and Servicing Agreement, and (ii) each revolving credit card account designated pursuant to Section 2.6 of the Transfer and Servicing Agreement to be included as an Account pursuant to Section 2.6 of the Transfer and Servicing Agreement, including all Automatic Additional Accounts and all Supplemental Accounts.

“Additional Assignment” is defined in the Purchase Agreement.

“Adjusted Transferor Amount” means, at any time, the result (without duplication) of (i) the aggregate amount of Principal Receivables in the Receivables Trust, plus (ii) the amounts allocated to the Excess Funding Account, plus (iii) amounts credited to the Collection Account or any Trust Account for payment of principal on the Investor Certificates or Notes to the extent not subtracted in calculating the Aggregate Investor Interest, minus (iv) the Aggregate Investor

Interest calculated assuming that the Investor Interest of any Certificate Series that enters into an early amortization period prior to the start of its scheduled Amortization Period equals the Investor Interest for such series as of the start of such early amortization period and assuming that the Collateral Amount of any Series of Notes that enters into an early amortization period prior to the start of its scheduled Amortization Period equals the Collateral Amount for such Series as of the start of such early amortization period. It is understood and agreed that the Adjusted Transferor Amount may be less than zero and expressed as a negative number.

“Administration Agreement” means the Administration Agreement, dated as of March 26, 2010 between the Issuer and the Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

“Administrative Servicer” means, initially, ADS Alliance Data Systems, Inc., a Delaware corporation, and shall also include any other Person who succeeds to the functions performed by the Administrative Servicer, as provided in the Administrative Servicer Agreement.

“Administrative Servicer Agreement” means the Service Agreement, between the Bank and the Administrative Servicer, dated as of May 15, 2008, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Administrator” means the Bank, in its capacity as administrator, under the Administration Agreement, and any successor in that capacity.

“Adverse Effect” means, with respect to any action, that such action will (a) result in the occurrence of an Early Amortization Event or an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders of any Series or Class pursuant to the Transaction Documents.

“Affiliate” means, as to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For this purpose, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and “controlling” and “controlled” have correlative meanings.

“Affiliated Brand” means any brand name or trademark now owned or licensed or hereafter developed, licensed or acquired by Charming Shoppes, Inc. or its present or future Affiliates, which is used primarily for women’s apparel sales; it being understood and agreed that as of the date hereof “Affiliated Brand” includes, but is not limited to, Fashion Bug, Fashion Bug Plus, Lane Bryant, Lane Bryant Outlet, Lane Bryant Woman, Lane Bryant Catalog, Cacique, Petite Sophisticate, Petite Sophisticate Outlet, Figure Magazine, Catherines and Catherines Plus Sizes.

“Aggregate Investor Interest” means, as of any date of determination, the aggregate of (i) the sum of the Collateral Amounts of all Series of Notes issued and outstanding on such date of determination, (ii) the sum of the Investor Interests of all Certificate Series issued and outstanding on such date of determination and (iii) the sum of the Enhancement Invested Amounts, if any, for all outstanding Series on such date of determination.

“Aggregate Principal Receivables” means, as of any date of determination, the aggregate amount of Principal Receivables as of such date.

“Allocated Interchange” means Interchange arising out of transactions in each Account on or after the Addition Cut Off Date for such Account.

“Amortization Period” means, as to any Series or any Class within a Series, any period specified in the related Indenture Supplement during which a share of principal collections is set aside to repay the outstanding principal amount of that Series (excluding repayments of a Variable Interest during its revolving period).

“Applicants” is defined in Section 2.9 of the Indenture.

“Approved Portfolio” means any Account owned by the Bank from time to time and included in the Private Label Programs as of the Initial Closing Date, and each additional portfolio thereafter designated as an “Approved Portfolio” (as defined in the Pooling and Servicing Agreement) pursuant to Section 2.6(f) of the Pooling and Servicing Agreement or designated as an “Approved Portfolio” pursuant to Section 2.6(g) of the Transfer and Servicing Agreement.

“Approved Rating” means a rating of “P-1” by Moody’s and a rating of “A-1+” by S&P.

“Assignment” is defined in Section 2.6(d)(ii) of the Transfer and Servicing Agreement.

“Authorized Newspaper” means any newspaper or newspapers of general circulation in the Borough of Manhattan, The City of New York printed in the English language (and, with respect to any Series or Class, if and so long as the Notes of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each Business Day at such place, whether or not published on Saturdays, Sundays or holidays.

“Authorized Officer” means:

(a) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter) and any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers (containing the specimen signatures of such officers) delivered by the Administrator to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter);

(b) with respect to the Transferor, any officer of the Transferor who is authorized to act for the Transferor in matters relating to the Transferor and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Transferor to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter); and

(c) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to the Servicer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Servicer to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Automatic Addition Suspension Date” is defined in Section 2.6(a) of the Transfer and Servicing Agreement.

“Automatic Addition Termination Date” is defined in Section 2.6(a) of the Transfer and Servicing Agreement.

“Automatic Additional Account” means each open end credit card account in any Approved Portfolio that is established pursuant to a Cardholder Agreement coming into existence after (a) the Certificate Trust Termination Date (in the case of an Account that was designated as an Approved Portfolio prior to the Certificate Trust Termination Date) and (b) the Addition Cut Off Date relating to the first Addition Date on which Receivables from Accounts in the applicable portfolio are transferred to the Issuer (in the case of an Account in any portfolio designated as an Approved Portfolio after the Certificate Trust Termination Date) and, in either case, prior to the Automatic Addition Termination Date or an Automatic Addition Suspension Date, or subsequent to a Restart Date. In addition, Accounts in an Approved Portfolio that were in existence, but were not Eligible Accounts, on (x) the Certificate Trust Termination Date (in the case of an Account in any portfolio that was designated as an Approved Portfolio prior to the Certificate Trust Termination Date) or (y) the Addition Cut Off Date relating to the first Addition Date on which Receivables from Accounts in the applicable portfolio are transferred to the Issuer (in the case of an Account in any portfolio that was designated as an Approved Portfolio after the Certificate Trust Termination Date) but which, in either case, become Eligible Accounts prior to the Automatic Addition Termination Date or an Automatic Addition Suspension Date, or subsequent to a Restart Date, shall also be “Automatic Additional Accounts” and shall be deemed, for purposes of the definition of “Eligible Account” and Section 2.6(a) of the Transfer and Servicing Agreement, to have been created on the first day after the Certificate Trust Termination Date or applicable Addition Cut Off Date on which they are Eligible Accounts.

“Bank” means World Financial Network National Bank.

“Book-Entry Notes” means beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in Section 2.12 of the Indenture.

“Business Day” means any day other than (a) a Saturday or Sunday, (b) any other day on which national banking associations or state banking institutions in New York, New York, Columbus, Ohio, St. Paul, Minnesota, or Wilmington, Delaware are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the related Indenture Supplement.

“Cardholder Agreement” means the agreement (and the related application) for any Account, as such agreement may be amended, modified or otherwise changed from time to time in accordance with the terms hereof.

“Cardholder Guidelines” means the Originator’s policies and procedures relating to the operation of its credit card business in effect on the date hereof, including, without limitation the policies and procedures for determining the creditworthiness of potential and existing credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

“Cedel” means Cedel S.A.

“Certificate of Trust” means the Certificate of Trust in the form attached to the Trust Agreement as Exhibit A, which has been filed for the Issuer pursuant to Section 3810(a) of the Statutory Trust Statute.

“Certificate Series” means any series of Investor Certificates issued under the Pooling and Servicing Agreement.

“Certificate Series Supplement” means a Supplement as defined in the Pooling and Servicing Agreement.

“Certificate Trust” means World Financial Network Credit Card Master Trust II formed under the Pooling and Servicing Agreement.

“Certificate Trust Termination Date” means the date on which the Certificate Trust is terminated and all of the Receivables held by the Certificate Trust are transferred to the Issuer.

“Certificate Trust Trustee” means the trustee under the Pooling and Servicing Agreement.

“Class” means, with respect to any Series, any one of the classes of Notes of that Series.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

“Clearstream” means Clearstream Banking, société anonyme, a professional depository incorporated under the laws of Luxembourg, and its successors.

“Closing Date” means, with respect to any Series, the closing date specified in the related Indenture Supplement.

“Co-Branded Program” means a program of the Originator to originate charges on a general purpose credit card, including without limitation a card under the Visa®, MasterCard®, American Express® or Discover® systems, which credit card may be co-branded with one or more Affiliated Brands as specified in the Cardholder Guidelines.

“Code” means the Internal Revenue Code of 1986.

“Collateral” is defined in the Granting Clause of the Indenture.

“Collateral Amount” is defined, with respect to any Series, in the related Indenture Supplement.

“Collateral Certificate” means the certificate, representing an undivided interest in the assets held in the Certificate Trust, issued pursuant to the Pooling and Servicing Agreement and the Collateral Series Supplement to the Pooling and Servicing Agreement.

“Collateral Series Supplement” means a supplement to the Pooling and Servicing Agreement, dated as of March 26, 2010, executed and delivered in connection with the original issuance of the Collateral Certificate pursuant to Section 6.1 of the Pooling and Servicing Agreement as the same may be amended, supplemented or otherwise modified from time to time.

“Collection” means any payment by or on behalf of Obligors received by the Originator, Transferor, Servicer or Receivables Trust Trustee in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or other form of payment on any Receivables, including, without limitation, all Recoveries. The term “Collection” shall include Allocated Interchange. The term “Collection” shall also include Debt Cancellation Proceeds, Insurance Proceeds and other amounts constituting Recoveries generally, but shall exclude Debt Cancellation Proceeds, Insurance Proceeds and other amounts constituting Recoveries of Receivables to the extent the aggregate Debt Cancellation Proceeds, Insurance Proceeds and other Recoveries received in respect of Receivables during any Due Period exceed the Loss Amount for such Due Period and any prior Due Periods; which excess shall be distributed to the Transferor on the Distribution Date related to such Due Period. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the date of receipt by the Originator, Transferor, Servicer or Trustee of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess.

“Collection Account” means (i) prior to the Certificate Trust Termination Date, the account identified as such pursuant to Section 4.2(a) of the Pooling and Servicing Agreement, and (ii) on and after the Certificate Trust Termination Date, the account identified as such pursuant to Section 8.3(a) of the Indenture.

“Commission” means the Securities and Exchange Commission.

“Convey” means to sell, transfer, reassign, assign, set over and otherwise convey.

“Conveyance” means the act of Conveying property.

“Corporate Trust Office” means:

(a) for the Indenture Trustee, the principal office at which at any particular time its corporate trust business shall be administered, which office at date of the execution of the Indenture is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Facsimile: (651) 495-8090, Attention: Structure Finance – World Financial Network 2010-1, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Transferor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Transferor);

(b) for the Owner Trustee, the principal office at which at any particular time its corporate trust business shall be administered, which office at date of the execution of the Indenture is located at 100 White Clay Center, Newark, Delaware 19711, Attn: Corporate Trust Administration.

“Date of Processing” means, as to any transaction, the Business Day on which the transaction is first recorded on Servicer’s computer file of consumer revolving accounts (without regard to the effective date of such recordation).

“DBRS” means DBRS, Inc.

“Debt Cancellation Proceeds” means any amounts recovered by Servicer pursuant to any debt cancellation policy covering any Obligor with respect to Receivables under such Obligor’s Account to the extent such amounts are used to make payments on such Account.

“Debtor” means the party designated in the Specified Agreement as the “Debtor” for purposes of the Perfection Representations and Warranties.

“Debtor Relief Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors (including creditors of national banking associations generally), and general principles of equity (whether considered in a suit at law or in equity).

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means, as to any date of determination, all Principal Receivables in any Account which are charged off as uncollectible on that date in accordance with the Cardholder Guidelines and Servicer’s customary and usual servicing procedures for servicing open end credit card account receivables comparable to the Receivables. A Principal Receivable in any Account shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off in accordance with the Cardholder Guidelines.

“Definitive Notes” means Notes in definitive, fully registered form.

“Determination Date” means, unless otherwise specified in any Indenture Supplement with respect to the related Series, the second Business Day preceding each Distribution Date.

“Dilution Amount” has the meaning set forth in (i) prior to the Certificate Trust Termination Date, Section 4.3(d) of the Pooling and Servicing Agreement, and (ii) thereafter, Section 8.4(d) of the Indenture.

“Distribution Date” means, with respect to any Series, the date specified in the related Indenture Supplement.

“Dollars,” “$” or “U.S. $” means United States dollars.

“DTC” means The Depository Trust Company.

“Due Period” means as to each Distribution Date, the immediately preceding calendar month, unless otherwise defined in any Indenture Supplement; provided, however, that unless otherwise specified in the related Indenture Supplement, the initial Due Period with respect to any Series will commence on the Closing Date with respect to such Series and shall end on the last day of the calendar month preceding the first Distribution Date with respect to such Series.

“Early Amortization Event” means, as to any Series, each event, if any, specified in the relevant Indenture Supplement as an Early Amortization Event for that Series or a Trust Early Amortization Event.

“Eligible Account” means (a) with respect to “Accounts” designated pursuant to (and as defined in) the Pooling and Servicing Agreement prior to the Certificate Trust Termination Date, Accounts which are “Eligible Accounts” under (and as defined in) the Pooling and Servicing Agreement and (b) each Account, as of the date of creation thereof (in the case of an Automatic Additional Account) or the related Addition Cut Off Date (in the case of a Supplemental Account):

(a) which is payable in United States dollars;

(b) which has been originated in connection with the extension of credit through a Specified Program to an Obligor whose application for the extension of credit was processed through the Originator or an Affiliate of the Originator or which has been acquired by the Originator from a third party and determined by the Originator to be in compliance with the Cardholder Guidelines, including those relating to the extension of credit; provided that:

(i) an Account originated in a Specified Program other than a Private Label Program or a Co-Branded Program shall be an Eligible Account only if at or prior to the designation of such Account to the Issuer the Rating Agency Condition has been satisfied with respect to the inclusion of Accounts from such Specified Program; and

(ii) an Account originated in an Acquired Portfolio shall be an Eligible Account only if at or prior to the designation of such Account to the Receivables Trust the Rating Agency Condition has been satisfied with respect to the inclusion of Accounts from such Acquired Portfolio.

(c) which the Originator has not classified on its electronic records as counterfeit, canceled or fraudulent, and with respect to which any card issued in connection therewith has not been stolen or lost;

(d) the Obligor on which has provided, as its most recent billing address, an address which is located in the United States, a U.S. Territory or a U.S. Military P.O. Box outside the United States; provided, that an Account, the Obligor on which has provided as its most recent billing address an address which is located in Canada or Mexico shall be an Eligible Account, but only to the extent that the aggregate amount of Principal Receivables in all such Accounts shall be less than 1.0% of the aggregate Principal Receivables of all Accounts averaged as of the last day of the two most recent consecutive Due Periods; and provided, further, that the Receivables of any such Account constituting any such excess over such 1.0% threshold shall not be treated as Receivables for purposes of calculating the Transferor Amount, the Minimum Transferor Amount or the Investor Percentage of any Series;

(e) which has not been identified as an account, the Obligor on which is the subject of a bankruptcy proceeding; provided, however, Eligible Accounts may include accounts as to which the Originator believes the related Obligor is bankrupt, so long as (1) the balance of all receivables included in such accounts is reflected on the books and records of the Originator (and is treated for purposes of the Transaction Documents) as “zero” and (2) charging privileges with respect to all such accounts have been canceled and are not reinstated;

(f) which the Originator has not charged off in its customary and usual manner for charging off such Accounts; and

(g) with respect to which all filings, consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Originator in connection with the creation of the underlying Receivable in such Account or the execution, delivery and performance by the Originator of the Cardholder Agreement pursuant to which such underlying Receivable was created, have been duly obtained, effected or given and are in full force and effect.

“Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each of Moody’s, S&P and, if rated by Fitch, Fitch in one of its generic credit rating categories that signifies investment grade.

“Eligible Institution” means (a) a depository institution (which may be the Owner Trustee or the Indenture Trustee or an affiliate thereof) organized under the laws of the United States or any one of the states thereof (i) that has either (A) a long-term unsecured debt rating of “A2” or better by Moody’s or (B) a certificate of deposit rating of “P-1” by Moody’s, (ii) that has either

(A) a long-term unsecured debt rating of “A” by S&P or (B) a certificate of deposit rating of at least “A-1+” by S&P, (iii) that, if rated by Fitch, has either (A) a long-term unsecured debt rating of “A” by Fitch or (B) a certificate of deposit rating of at least “F-1+” by Fitch and (iv) with deposit insurance provided by FDIC or (b) any other institution that is acceptable to each Rating Agency, Servicer and Indenture Trustee.

“Eligible Receivable” means each Receivable which satisfies each of the following conditions:

(a) which has arisen under an Eligible Account;

(b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the Originator and pursuant to a Cardholder Agreement that complies in all material respects with all Requirements of Law applicable to the Originator;

(c) as to which, at the time of and at all times after the creation of such Receivable, the Originator, the Transferor or the Receivables Trust had good and marketable title thereto, free and clear of all Liens arising under or through the Originator, the Transferor or any of their Affiliates;

(d) which, at the time of its transfer to the Receivables Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which Servicer makes an adjustment pursuant to Section 8.4(d);

(e) which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, subject to Debtor Relief Laws; and

(f) which constitutes an “account” or a “general intangible” under Article 9 of the UCC as then in effect in any applicable jurisdiction.

“Eligible Servicer” shall mean the Indenture Trustee, a wholly-owned subsidiary of the Indenture Trustee, or an entity which, at the time of its appointment as Servicer, (a) is servicing or has an Affiliate that is servicing a portfolio of revolving credit card accounts or other revolving credit accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified (or licensed) to use the software that the Servicer is then currently using to service the Accounts or obtains the right to use, or has its own, software which is adequate to perform its duties under the Transfer and Servicing Agreement, (d) has, in the reasonable judgment of the Indenture Trustee, the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

“Enhancement” means the rights and benefits provided to the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, guaranty collateral invested amount, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement, as designated in the applicable Indenture Supplement. The subordination of any Class to another Class, or a cross support feature which requires collections on Receivables allocated to one Series to be paid as principal and/or interest with respect to another Series shall be deemed to be an Enhancement for the Class or Series benefiting from the subordination or cross support feature.

“Enhancement Agreement” means any agreement, instrument or document governing any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Invested Amount” shall have the meaning, if applicable with respect to any Series, specified in the related Indenture Supplement.

“Enhancement Provider” means the Person or Persons, if any, providing any Enhancement, other than the Noteholders of any Class which is subordinated to another Class, designated as such in the related Indenture Supplement.

“Euroclear” means the Euroclear system operated by the Euroclear Operator.

“Euroclear Operator” means Euroclear Bank S.A./N.V.

“Event of Default” is defined in Section 5.2 of the Indenture.

“Excess Allocation Series” means a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive certain excess Collections of Finance Charge Receivables, as more specifically set forth in such Indenture Supplement. If so specified in the Indenture Supplement for a Group of Series, such Series may be Excess Allocation Series only for the Series in such Group.

“Excess Funding Account” means (i) prior to the Certificate Trust Termination Date, the account identified as such in Section 4.3(e) of the Pooling and Servicing Agreement, and (ii) on and after the Certificate Trust Termination Date, the account designated as such in Section 8.3 of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expenses” is defined in Section 7.2 of the Trust Agreement.

“FDIA” means the Federal Deposit Insurance Act, 12 U.S.C. § 1811 et seq., as supplemented, amended or otherwise modified from time to time.

“FDIC” means the Federal Deposit Insurance Corporation or a successor thereto.

“Finance Charge Receivables” means (i) all amounts billed to the Obligors on any Account in the ordinary course of the Originator’s business in respect of (a) periodic rate finance charges, (b) late payment fees, (c) annual fees, if any, with respect to Accounts (excluding any membership fees payable with respect to any special program credit cards which fees shall not be deemed to be Finance Charge Receivables but shall be deemed to be Principal Receivables), (d) returned check charges, and (e) any other fees with respect to the Accounts designated by the Transferor by notice to the Receivables Trust Trustee at any time and from time to time to be included as Finance Charge Receivables and (ii) all amounts paid to the Originator in respect of Allocated Interchange.

“Finance Charge Shortfalls” is defined, as to any Series, in the related Indenture Supplement.

“Fitch” means Fitch, Inc.

“Foreign Clearing Agency” means Clearstream and the Euroclear Operator.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Global Note” is defined in Section 2.15 of the Indenture.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in, create a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including if available the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group” means, with respect to any Series, the group of Series, if any, in which the related Indenture Supplement specifies such Series is to be included.

“Holder” means a Noteholder or a Person in whose name the Transferor Amount is registered.

“Indemnified Parties” is defined in Section 7.2 of the Trust Agreement.

“Indenture” means the Master Indenture, dated as of March 26, 2010, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” means, with respect to any Series, a supplement to this Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.11 of the Indenture, and an amendment to this Indenture executed pursuant to Sections 10.1 or 10.2 of the Indenture, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” means U.S. Bank National Association, in its capacity as trustee under this Indenture, its successors in interest and any successor indenture trustee under this Indenture.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Indirect Participant” means other Persons such as securities brokers and dealers, banks and trust companies that clear or maintain a custodial relationship with a participant of DTC, either directly or indirectly.

“Ineligible Receivables” is defined (i) prior to the Certificate Trust Termination Date, in Section 2.4(d)(iii) of the Pooling and Servicing Agreement, and (ii) on and after the Certificate Trust Termination Date, in Section 2.4(e)(iii) of the Transfer and Servicing Agreement.

“Initial Closing Date” means March 26, 2010.

“Initial Collateral Amount” with respect to any Series, shall have the meaning specified in the related Indenture Supplement.

“Insolvency Event” means, with respect to any Person, such Person shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such Person; or such Person shall admit in writing its inability to pay its debts generally as they become due, commence or have commenced against it (unless dismissed within thirty (30) days) as a debtor a proceeding under any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

“Insurance Proceeds” means any amounts recovered by Servicer pursuant to any credit life, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account to the extent such amounts are used to make payments on such Account.

“Interchange” means interchange fees payable to the Originator in its capacity as credit card issuer.

“Interest Period” means, with respect to any Series or Certificate Series, the period over which interest on which the related Notes or Certificates are calculated for payment on the applicable Distribution Date.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Certificate” is defined in the Pooling and Servicing Agreement.

“Investor Certificateholder” is defined in the Pooling and Servicing Agreement.

“Investor Interest” with respect to any Certificate Series shall have the meaning specified in the related supplement to the Pooling and Servicing Agreement.

“Investor Percentage” with respect to Collections of Principal Receivables, Collections of Finance Charge Receivables, Series Dilution Amounts or Loss Amounts for any Series, shall have the meaning specified in the related Indenture Supplement.

“Investor/Purchaser Percentage” is defined in the Pooling and Servicing Agreement.

“Issuer” means World Financial Network Credit Card Master Note Trust II, which is established by the Trust Agreement.

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Late Fees” means the fees specified in the Cardholder Agreement applicable to each Account for late fees with respect to such Account.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, excluding any lien or filing pursuant to the Indenture; provided that the Conveyance of a Receivables Purchase Interest or Undivided Trust Interest pursuant to (and each as defined in) the Pooling and Servicing Agreement, any assignment or transfer pursuant to Section 8.2 of the Pooling and Servicing Agreement, Section 3.4 of the Trust Agreement, Section 5.2 of the Transfer and Servicing Agreement or Section 7.2 of the Transfer and Servicing Agreement and any encumbrance or other arrangement pursuant to a Transaction Document shall not constitute a Lien.

“Loss Amount” for any Due Period means an amount (which shall not be less than zero) equal to (a) the principal balance of any Account, or any portion thereof, that has been written off or, consistent with the Cardholder Guidelines, should have been written off the Originator’s books as uncollectible during such Due Period, minus (b) the amount of Recoveries received in such Due Period with respect to Receivables previously charged off as uncollectible or as otherwise defined in the applicable Indenture Supplement.

“Majority Holders” means the Holders of Notes evidencing more than 50% of the Outstanding Amount.

“Minimum Seller Interest” is defined in the Pooling and Servicing Agreement.

“Minimum Transferor Amount” means the greatest of (i) the highest amount specified as the Minimum Seller Interest in any Certificate Series, (ii) the highest amount specified as the Minimum Transferor Amount in any outstanding Series, and (iii) zero.

“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of a calendar month.

“Monthly Servicing Fee” is defined in Section 3.2 of the Transfer and Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“New Issuance” is defined in Section 2.11(a) of the Indenture.

“Note” means one of the Notes issued by the Issuer pursuant to the Indenture and an Indenture Supplement, substantially in the form attached to the related Indenture Supplement.

“Note Interest Rate” means, as of any particular date of determination and with respect to any Series or Class, the interest rate as of such date specified therefor in the related Indenture Supplement.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in accordance with the rules of such Clearing Agency).

“Note Principal Balance” means, as of any particular date of determination and with respect to any Series or Class, the amount specified in the related Indenture Supplement.

“Note Register” is defined in Section 2.5 of the Indenture.

“Note Trust” means World Financial Network Credit Card Master Note Trust II, which is established by the Trust Agreement.

“Noteholder” means the Person in whose name a Note is registered on the Note Register and, if applicable, the holder of any Global Note, or such other Person deemed to be a “Noteholder” or “Holder” in any related Indenture Supplement.

“Notes” means all Series of Notes issued by the Issuer pursuant to the Indenture and the applicable Indenture Supplements.

“Obligor” means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

“Officer’s Certificate” means a certificate delivered to the Indenture Trustee or Owner Trustee signed by a Vice President or the Treasurer or any Assistant Treasurer of Originator, Transferor or Servicer, or more senior officer, as the case may be, on behalf of Originator, Transferor or Servicer, as applicable.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion, and who shall be reasonably acceptable to the Indenture Trustee, and in the case of an opinion to be delivered to the Originator, Transferor, any Enhancement Provider reasonably acceptable to the Originator, Transferor or such Enhancement Provider.

“Original Trust Agreement” is defined in the Recitals to the Trust Agreement.

“Originator” means (i) the Bank, (ii) any Affiliate of the Bank as the transferee from the Bank or as the originator of an Account; provided, that the Rating Agency Condition shall have been satisfied with respect to the designation of such Affiliate as Originator and a Tax Opinion shall have been delivered to the Indenture Trustee with respect to such designation, or (iii) any other originator of Accounts which is designated from time to time by the Transferor, subject to the satisfaction of the Rating Agency Condition.

“Other Assets” is defined in Section 12.17 of the Indenture.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

(iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser;

provided that in determining whether the Holders of Notes representing the requisite Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any successor to the Issuer as obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, provided that the Indenture Trustee shall not be liable to any Person for treating any Note so owned as Outstanding unless a Responsible Officer of the Indenture Trustee actually knows such Note to be so owned. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and also establishes that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons. In making any such determination, the Indenture Trustee may conclusively rely on the representations of the pledgee and shall not be required to undertake any independent investigation.

“Outstanding Amount” means, with respect to all or any portion of the Notes or Certificates, the aggregate principal amount of all Notes or such Notes Outstanding or all Certificates or such Certificates outstanding at the date of determination, as the context shall require.

“Owner Trustee” means BNY Mellon Trust of Delaware, not in its individual capacity but solely in its capacity as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Paired Series” means a Series that, in its Indenture Supplement, is designated as the “Paired Series” for another Series; provided that no Series shall be designated as a Paired Series unless the Rating Agency Condition is satisfied with respect to such designation.

“Paying Agent” means any paying agent appointed pursuant to Section 2.8 of the Indenture and shall initially be the Indenture Trustee; provided that if the Indenture Supplement for a Series so provides, a separate or additional Paying Agent may be appointed with respect to such Series.

“Perfection Representations and Warranties” means the representations and warranties set forth below:

(1) General. The Specified Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral Certificate, the Receivables and the proceeds thereof in favor of the Secured Party, which, (a) in the case of the Collateral Certificate and existing Receivables and the proceeds thereof, is enforceable upon execution of the Specified Agreement against creditors of and purchasers from Debtor, or with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to Receivables hereafter and thereafter created and the proceeds thereof upon such creation, in each case as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (b) in the case of Receivables hereafter created, upon the creation thereof, will be prior to all other Liens (other than Liens permitted pursuant to clause 3 below).

(2) General. The Collateral Certificate constitutes a “general intangible”, “certificated security” or an “instrument,” and Receivables constitute “accounts”, within the meaning of UCC Section 8-102 or 9-102, as applicable.

(3) Creation. Debtor owns and has good and marketable title to, or has a valid security interest in, the Collateral Certificate and, immediately prior to the conveyance of the Receivables pursuant to the Specified Agreement, Receivables free and clear of any Lien, claim or encumbrance of any Person; provided that nothing in this clause 3 shall prevent or be deemed to prohibit Debtor from suffering to exist upon the Collateral Certificate or any of the Receivables any Liens for any taxes if such taxes shall not at the time be due and payable or if Transferor or the Bank, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(4) Perfection. Debtor has caused or will have caused, within ten days of the Initial Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Secured Party under the Specified Agreement in the Collateral Certificate and the Receivables arising in the Initial Accounts and Automatic Additional Accounts included in the Identified Portfolio, and (if any additional filing is so necessary) within 10 days of the applicable Addition Date, in the case of such Receivables arising in any Account designated as an Additional Account.

(5) Priority. Other than the security interest granted to the Secured Party pursuant to the Specified Agreement, Debtor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral Certificate or the Receivables. Debtor has not authorized the filing of and is not aware of any financing statements against Debtor that include a description of collateral covering the Collateral Certificate or the Receivables other than any financing statement (i) relating to the security interest granted to Secured Party under the Specified Agreement, (ii) that has been terminated, or (iii) that has been granted pursuant to the terms of the Transaction Documents.

(6) Pledge of Collateral Certificate. There are no consents or approvals required by the terms of the Collateral Certificate for the pledge of the Collateral Certificate to the Indenture Trustee pursuant to the Indenture.

(7) Physical Certificate. There is only one executed original of the Collateral Certificate and such original has been delivered to the Indenture Trustee. The Collateral Certificate is registered in the name of the Indenture Trustee, upon original issue or registration of transfer by the Issuer. The Collateral Certificate does not have any marks or notations upon it indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

“Permitted Assignee” means any Person who, if it were the holder of an interest in the Certificate Trust (or following the termination of the Certificate Trust, the Issuer) would not cause there to be 95 or more Private Holders.

“Permitted Investments” means unless otherwise provided in the Indenture Supplement with respect to any Series, any of the following:

(a) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America;

(b) (i) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Indenture Trustee or any agent of the Indenture Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America, any state thereof or the District of Columbia or any foreign depository institution with a branch or agency licensed under the laws of the United States of America or any state, subject to supervision and examination by Federal and/or state banking authorities and having an Approved Rating at the time of such investment or contractual commitment providing for such investment or otherwise approved in writing by each Rating Agency or (ii) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;

(c) repurchase obligations with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b)(i) above;

(d) short-term debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, the short-term unsecured obligations of which have an Approved Rating at the time of such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Issuer to exceed 10% of amounts held in the Collection Account;

(e) commercial paper having an Approved Rating at the time of such investment or pledge as security;

(f) a money market fund or a qualified investment fund rated “AAAm” or “AAAm-G” by Standard & Poor’s and in the highest long-term rating category of Moody’s (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor); or

(g) any other investments approved in writing by each Rating Agency; provided, that such investments shall be made only so long as making such investments will not require the Issuer to register as an investment company under the Investment Company Act of 1940; and provided, further, such investment would not cause the Issuer to fail to be a QSPE.

Permitted Investments may be purchased by or through the Indenture Trustee and its Affiliates.

“Permitted Lien” shall be any of (i) any Lien for municipal and other local taxes if such taxes shall not at the time be due and payable or if the Transferor, the Originator or the Issuer, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto or (ii) any Lien of the Receivables Trust Trustee pursuant to the Certificate Trust.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

“Pool Index File” means the file on the Originator’s computer system that identifies revolving credit card accounts of the Originator, which file is designated by the Originator as its “Pool Index File.”

“Pooling and Servicing Agreement” means the Second Amended and Restated Pooling and Servicing Agreement, dated as of November 25, 1997, as amended as of July 22, 1999, May 8, 2001, August 5, 2004, March 18, 2005, October 17, 2007, October 30, 2009 and March 11, 2010, among WFN Credit Company, LLC, as Seller, World Financial Network National Bank, as Servicer, and U.S. Bank National Association, successor to Wachovia Bank, National Association, as Trustee, as the same may be amended or modified from time to time; provided that, on and after the Certificate Trust Termination Date, references in this Indenture or any Indenture Supplement to the Pooling and Servicing Agreement shall be deemed to be a reference to the Pooling and Servicing Agreement as in effect immediately prior to such date.

“Principal Receivables” means (a) all amounts (other than amounts which represent Finance Charge Receivables) billed to the Obligor on any Account, including without limitation amounts billed in respect of purchases of merchandise or services or credit insurance premiums and (b) all other fees (other than Finance Charge Receivables) billed to Obligors on the Accounts. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables that the Transferor is unable to transfer to the Receivables Trust as provided in Sections 2.1 and 2.6 of the Pooling and Servicing Agreement or Sections 2.1 and 2.6 of the Transfer Servicing Agreement shall not be included in calculating the aggregate amount of Principal Receivables.

“Principal Sharing Series” means a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive Shared Principal Collections.

“Principal Shortfalls” is defined, as to any Series, in the related Indenture Supplement.

“Principal Terms” means, with respect to any Series, (a) the name or designation; (b) the initial principal amount (or method for calculating such amount) and the Collateral Amount; (c) the Note Interest Rate for each Class of Notes of such Series (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating Collections to Holders of such Series; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the Series Servicing Fee Percentage; (h) the terms of any form of Enhancement with respect thereto; (i) the terms on which the Notes of such Series may be exchanged for Notes of another Series, repurchased by the Transferor or remarketed to other investors; (j) the Series Final Maturity Date; (k) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (l) the extent to which the Notes of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global note or notes, the terms and conditions, if any, upon which such global note or notes may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid); (m) the priority of such Series with respect to any other Series; (n) whether such Series will be part of a Group; (o) whether such Series will be a Principal Sharing Series; (p) whether such Series will be an Excess Allocation Series; (q) the Distribution Date; (r) the legal final maturity date on which the rights of the Noteholders of such Series to receive payments from the Issuer will terminate, which shall not be later than the Scheduled Trust Termination Date; and (s) whether such Series will or may act as a paired series with another existing Series and the Series, with which it will be paired, if applicable.

“Private Holder” means each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Issuer or the Certificate Trust, including any financial instrument or contract the value of which is determined in whole or part by reference to the Issuer or the Certificate Trust (including the assets of the Issuer or the Certificate Trust, income of the Issuer or the Certificate Trust or distributions made by the Issuer or the Certificate Trust), excluding any interest in the Issuer or the Certificate Trust represented by any Series, Class of Notes or any other interests as to which the Transferor has received an Opinion of Counsel to the effect that such Series, Class or other interest will be treated as debt or otherwise not as an equity interest in the Issuer, the Certificate Trust or the Receivables for Federal income tax purposes (unless such interest is convertible or exchangeable into an interest in the Issuer or the Certificate Trust or the income of the Issuer or the Certificate Trust or such interest provides for payment of equivalent value). Notwithstanding the immediately preceding sentence, “Private Holder” shall also include any other Person that the Transferor determines is, may be, or may become a “partner” within the meaning of Section 1.7704-1(h)(1)(ii) of the U.S. Treasury Regulations (including by reason of Section 1.7704-1(h)(3)) or any successor provision of law. Any Person holding more than one interest in the Issuer or the Certificate Trust, each of which separately would cause such Person to be a Private Holder, shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation, grantor trust or disregarded entity under the Code shall be treated as a Private Holder unless excepted with the consent of the Transferor (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent will not cause the Issuer or the Certificate Trust to become a publicly traded partnership treated as a corporation for Federal income tax purposes).

“Private Label Program” means the Originator’s program of originating private label credit card receivables primarily from sales at stores, catalogs and/or e-commerce websites associated with one or more Affiliated Brands, as specified in the Cardholder Guidelines.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Agreement” means the Purchase and Sale Agreement dated as of November 25, 1997 and amended as of July 22, 1999, November 9, 2000, May 8, 2001 and October 30, 2009 between the Seller and the Bank, as amended or otherwise modified from time to time.

“QSPE” means a “qualifying SPE” within the meaning of the Statement of Financial Accounting Standards No. 140, as amended, modified, supplemented or replaced from time to time.

“Qualified Depository Institution” means the Indenture Trustee or a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or the domestic branch of a foreign depository institution) with depository insurance provided by FDIC, the short term deposits of which have an Approved Rating.

“Rating Agency” means, as to each Series or Certificate Series, the rating agency or agencies, if any, specified in the related Indenture Supplement or Supplement (as defined in the Pooling and Servicing Agreement) as having rated any Notes or Investor Certificates of such Series or Certificate Series.

“Rating Agency Condition” means, with respect to any action, that each Rating Agency, if any, shall have notified Transferor, Servicer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding Series, Certificate Series or Class thereof with respect to which it is a Rating Agency.

“Reassignment” is defined in Section 2.7(a) of the Transfer and Servicing Agreement.

“Receivables” means Principal Receivables and Finance Charge Receivables; provided, that upon the reassignment by the Receivables Trust Trustee to the Transferor of Receivables pursuant to Section 2.4 of the Pooling and Servicing Agreement or Section 2.4 of the Transfer and Servicing Agreement or upon the removal of Receivables from the Receivables Trust pursuant to Section 2.7 of the Pooling and Servicing Agreement or Section 2.7 of the Transfer and Servicing Agreement, such Conveyed Receivables, as of the date of such reassignment or removal, shall no longer be treated as Receivables. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. Receivables which become Defaulted Receivables shall not be shown on the Servicer’s Records as amounts payable (and shall cease to be included as Receivables) on the day on which they become Defaulted Receivables.

“Receivables Trust” means (a) prior to the Certificate Trust Termination Date, the Certificate Trust and (b) on and after the Certificate Trust Termination Date, the Issuer.

“Receivables Trust Trustee” means (a) prior to the Certificate Trust Termination Date, the Certificate Trust Trustee and (b) after the Certificate Trust Termination Date, the Indenture Trustee.

“Record Date” means, with respect to any Distribution Date, the last calendar day of the calendar month immediately preceding such Distribution Date unless otherwise specified for a Series in the related Indenture Supplement.

“Recoveries” means all amounts received (net of out of pocket costs of collection) with respect to Receivables previously charged off as uncollectible and all Debt Cancellation Proceeds and Insurance Proceeds.

“Redemption Date” means, with respect to any Series, the date or dates specified in the related Indenture Supplement.

“Registered Notes” is defined in Section 2.1 of the Indenture.

“Removal Date” means, as applicable, (i) the date on which an Account becomes a Removed Account under the Pooling and Servicing Agreement, or (ii) the date designated as such pursuant to Section 2.7(a) of the Transfer and Servicing Agreement.

“Removal Notice Date” is defined in Section 2.7(a) of the Transfer and Servicing Agreement.

“Removed Accounts” means, as applicable, (i) an Account that is removed from the Certificate Trust pursuant to Section 2.7 of the Pooling and Servicing Agreement, or (ii) an Account that is removed from the Issuer pursuant to Section 2.7(a) of the Transfer and Servicing Agreement.

“Renumbered Account” means an Account with respect to which a new credit account number has been issued by the Servicer or the Originator under circumstances resulting from a lost or stolen credit card, from the transfer from one group to another group, from the transfer from one Obligor to another Obligor or from the addition of any Obligor and not requiring standard application and credit evaluation procedures under the Cardholder Guidelines, and which in any such case can be traced or identified by reference to or by way of the computer files or microfiche or written lists delivered to the Issuer pursuant to Section 2.1, 2.6 or 2.7 of the Pooling and Servicing Agreement or Section 2.1, 2.6 or 2.7 of the Transfer and Servicing Agreement as an Account which has been renumbered.

“Required Addition Event” means, as of any Business Day, either (i) the Transferor Amount is less than the Minimum Transferor Amount or (ii) the Adjusted Transferor Amount is less than zero.

“Requirements of Law” means any law, treaty, rule or regulation, or determination of an arbitrator of, the United States of America, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether federal, state or local (including any usury law, the Federal Truth-in-Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other charter or other governing documents of such Person.

“Responsible Officer” means, with respect to the Issuer, the Chairman or any Vice Chairman of the Board of Directors or Trustees of the Administrator; the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees of the Administrator; and the President, any Executive Vice President, Senior Vice President, Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant or Deputy Cashier, the Controller and any Assistant Controller or any other officer of the Administrator customarily performing functions similar to those performed by any of the above-designated officers. With respect to the Indenture Trustee, the term “Responsible Officer” means any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and, in each case, having direct responsibility for the administration of the applicable Transaction Documents, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. With respect to the Owner Trustee, the term “Responsible Officer” means any officer within the Corporate Trust Office of the Owner Trustee with direct responsibility for the administration of the Receivables Trust or Issuer, as applicable, or any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. The term “Responsible Officer”, when used herein with respect to any Person other than the Issuer, the Indenture Trustee or the Owner Trustee, means an officer or employee of such Person corresponding to any officer or employee described in the preceding sentence.

“Restart Date” is defined in Section 2.6(a) of the Transfer and Servicing Agreement.

“Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time.

“S&P” or “Standard & Poor’s” means Standard & Poor’s Ratings Service, a division of the McGraw Hill Companies, Inc.

“Secured Account Program” means a credit card program of the Originator under which the Obligors are required to maintain a security deposit against amounts charged, as specified in the Cardholder Guidelines.

“Secured Party” means the party designated in the Specified Agreement as the “Secured Party” for purposes of the Perfection Representations and Warranties.

“Securities Act” means the Securities Act of 1933.

“Seller” means WFN Credit Company, LLC, a Delaware limited liability company, as Seller under the Pooling and Servicing Agreement.

“Series” means any series of Notes, which may include within any such Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes.

“Series Account” means any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in any Indenture Supplement.

“Series Dilution Amount” means (i) prior to the Certificate Trust Termination Date, the Series Dilution Amount as defined in Section 4.3(d) of the Pooling and Servicing Agreement, and (ii) thereafter, the Series Dilution Amount as defined in Section 8.4(d) of the Indenture.

“Series Final Maturity Date” means, with respect to any Series, the final maturity date for such Series specified in the related Indenture Supplement.

“Series Percentage” means, for any Series with respect to any Due Period, the percentage equivalent of a fraction, the numerator of which is the Series Investor Interest (as defined for each Series in the relevant Indenture Supplement for such Series) for such Series as of the last day of the immediately preceding Due Period and the denominator of which is the sum of the Series Investor Interests for all outstanding Series, in each case as of the last day of the immediately preceding Due Period.

“Series Servicing Fee Percentage” is defined, as to any Series, in the related Indenture Supplement.

“Series Termination Date” means, with respect to any Series, the termination date for such Series specified in the related Indenture Supplement.

“Servicer” means World Financial Network National Bank, in its capacity as Servicer pursuant to the Transfer and Servicing Agreement, and, after any Servicer Termination Notice, the Successor Servicer.

“Servicer Default” is defined in Section 7.1 of the Transfer and Servicing Agreement.

“Servicer Termination Notice” is defined in Section 7.1 of the Transfer and Servicing Agreement.

“Servicing Officer” means any officer of Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to Indenture Trustee by Servicer, as such list may from time to time be amended.

“Shared Excess Finance Charge Collections” means (i) prior to the Certificate Trust Termination Date, the Shared Excess Finance Charge Collections as defined in Section 4.3(g) of the Pooling and Servicing Agreement, and (ii) on and after the Certificate Trust Termination Date, all amounts that any Indenture Supplement designates as “Shared Excess Finance Charge Collections.”

“Shared Principal Collections” means (i) prior to the Certificate Trust Termination Date, “Shared Principal Collections” as defined in the Pooling and Servicing Agreement and (ii) on and after the Certificate Trust Termination Date, all amounts that any Indenture Supplement designates as “Shared Principal Collections.”

“Specified Agreement” means the Transfer and Servicing Agreement and any other agreement specified in a Transaction Document as the “Specified Agreement” for purposes of the Perfection Representations and Warranties.

“Specified Program” means (i) the Private Label Program, (ii) the Co-Branded Program, (iii) the Secured Account Program, (iv) the Unaffiliated Retailer Program, or (v) any other credit card origination program initiated by the Originator.

“Statutory Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq.

“Store” means a retail location of any Affiliate of the Originator.

“Store Account” means a deposit account established by a Store for the purpose of collecting Store Payments.

“Store Payment” means any payment by an Obligor on account of a Receivable made by means of cash or check delivered in person by such Obligor to an employee at any Store.

“Subject Instrument” means any Note or Investor Certificate with respect to which the Transferor shall not have received an Opinion of Counsel to the effect that such Note or Investor Certificate will be treated as debt for Federal income tax purposes.

“Successor Servicer” is defined in Section 7.2(a) of the Transfer and Servicing Agreement.

“Supplemental Account” means an Additional Account, other than an Automatic Additional Account.

“Supplemental Interest” is defined in Section 3.4 of the Trust Agreement.

“Surviving Person” is defined in Section 3.9(a) of the Indenture.

“Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates or Notes of any outstanding Series or Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Investor Certificates or Notes would be characterized as debt, (b) following such action that neither the Certificate Trust nor the Issuer will be classified as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder or Noteholder.

“Transaction Documents” means the Indenture, each Indenture Supplement, the Transfer and Servicing Agreement, the Purchase Agreement, the Trust Agreement, the Administration Agreement, each Assignment, each Additional Assignment and, until the Certificate Trust Termination Date, the Pooling and Servicing Agreement and the Collateral Series Supplement, and any other documents related to this transaction.

“Transfer Agent and Registrar” is defined in Section 2.5 of the Indenture.

“Transfer Agreement” means (a) prior to the Certificate Trust Termination Date, the Pooling and Servicing Agreement and (b) after the Certificate Trust Termination Date, the Transfer and Servicing Agreement.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of March 26, 2010, between the Transferor, the Servicer and the Issuer as the same may be amended, supplemented or otherwise modified from time to time.

“Transferor” means WFN Credit Company, LLC, a Delaware limited liability company, and additional Transferors, if any, designated by the initial Transferor, subject to the satisfaction of the Rating Agency Condition.

“Transferor Amount” means, at any time, the result (without duplication) of (i) the aggregate amount of Principal Receivables in the Receivables Trust, plus (ii) the amounts allocated to the Excess Funding Account, plus (iii) amounts credited to the Collection Account or any Trust Account for payment of principal on the Investor Certificates or Notes to the extent not subtracted in calculating the Aggregate Investor Interest, minus (iv) the Aggregate Investor Interest. It is understood and agreed that the Transferor Amount may be less than zero and expressed as a negative number.

“Transferor Interest” means the interest of the Transferor or its assigns in the Issuer and the Receivables, which entitles the Transferor or its assigns to receive the various amounts specified in the Transaction Documents to be paid to the Holder(s) of the Transferor Interest.

“Transferor Percentage” means, on any date of determination, when used with respect to Finance Charge Receivables and Principal Receivables, a percentage equal to (i) 100% minus (ii) the aggregate Investor Percentages for all Series with respect to such categories of Receivables, minus (iii) the Investor/Purchaser Percentages for all Certificate Series with respect to such categories of Receivables.

“Trust” means the Note Trust.

“Trust Account” means any Series Account, the Collection Account or Excess Funding Account.

“Trust Agreement” means the Amended and Restated Trust Agreement relating to the Trust, dated as of March 26, 2010, between the Transferor and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Trust Early Amortization Event” is defined, with respect to each Series, in Section 5.1 of the Indenture.

“Trust Estate” means the portion of the Collateral transferred by the Transferor to the Issuer, including the property and rights assigned to the Issuer pursuant to Section 2.5 of the Trust Agreement and Section 2.1 of the Transfer and Servicing Agreement.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939.

“Trust Investors” mean Holders, holders of Investor Certificates, and any other Person designated as a “Trust Investor” in an Indenture Supplement.

“Trust Termination Date” is defined in Section 8.1 of the Trust Agreement.

“UCC” means the Uniform Commercial Code, as in effect in the applicable jurisdiction.

“Unaffiliated Retailer Program” means a credit card program of the Originator to allow holders of any Private Label credit card associated with one or more of its Affiliated Brands to use the card at certain unaffiliated retail locations, as specified in the Cardholder Guidelines.

“U.S. Person” or “United States Person” means a Person described in Code section 7701(a)(30), including a Person which is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity (other than a disregarded entity owned by a Person other than a United States Person described in Code section 7701(a)(30)) created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Variable Interest” means any Note that is designated as a variable funding note in the related Indenture Supplement.

Sch-1